UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ScanSource, Inc.

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Letter from our Chairman

Fellow shareholders:

Thank you for your continued support. On behalf of ScanSource’s Board of Directors (the “Board”), I would like to encourage you to attend the upcoming 2016 Annual Meeting of Shareholders. If you are unable to make the Annual Meeting, I urge you to actively participate in the Company’s future by casting your vote on the items discussed in the Proxy Statement using the attached proxy card. I would like to take this opportunity to also provide you with an update on what the Board has accomplished in 2016.

Activities of the Board in 2016

During fiscal 2016, our Board focused on ensuring that we implemented our capital allocation strategy which is designed to return capital and create value for our shareholders. The Board worked to oversee the deployment of capital through strategic acquisitions. In the last thirteen months, we made two acquisitions: KBZ Communications, Inc., an award winning Cisco authorized technology distributor based in Doylestown, Pennsylvania, and Intelisys Communications, Inc. (“Intelisys”), the industry-leading technology services distributor of business telecommunications and cloud services based in Petaluma, California. Intelisys distributes services for the world’s leading telecom carriers, cable companies, cloud services providers and technology partners through the channel’s top producing sales partners. We have continued to execute upon our corporate development strategy, having now acquired four companies in the last twenty-four months, and continue to look for opportunities to grow our business in areas that are higher-margin and higher-growth.

In addition to strategic acquisitions, we completed a robust share repurchase program of almost $120 million, which was authorized by our Board in August 2014. As of market close on June 30, 2016, we had acquired approximately 3.4 million shares of common stock for a total of approximately $119.5 million, of which $100.8 million was repurchased during the 2016 fiscal year. This constitutes a 12% decrease from the shares outstanding in August 2014 when the authorization was put in place. We are pleased that we were able to complete the full execution of this authorization during the fiscal year. On August 24, 2016, the Board decided to continue this shareholder value-enhancing program by authorizing a new $120 million three-year share repurchase program.

The Board remains deeply committed to a sound governance structure that promotes the best interests of our shareholders. To that end, the Board continues to examine emerging corporate governance trends and best practices. We have corporate governance guidelines to help ensure that the Board is independent from management and appropriately performs its function as the overseer of management, and that the interests of the Board and management align with the interests of our shareholders.

We believe that our current leadership structure and corporate governance guidelines ensure effective independent Board leadership and oversight of management. During fiscal 2016, our directors regularly met in executive sessions without the Chief Executive Officer or any other members of management present. Strong independent director leadership also is evidenced by the fact that I am an independent Chairman and all of the Board Committees are comprised solely of, and chaired by, independent directors.

On behalf of ScanSource’s Board and the members of ScanSource’s senior management team, we look forward to seeing you at the upcoming 2016 Annual Meeting of Shareholders. The attached Notice of Annual Meeting of Shareholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting this year.

Your vote is important to us. Again, I urge you to actively participate in the Company’s future by casting your vote on the items discussed in the Proxy Statement. Please vote early by signing and returning your proxy card or by voting via telephone or online as detailed in the Proxy Statement. Thank you for being a shareholder and for the trust you have placed in ScanSource.

Best regards,

Steven R. Fischer

Chairman of the Board

Notice of Annual Meeting of Shareholders

December 1, 2016

10:30 a.m., Eastern Standard Time

The Annual Meeting of Shareholders of ScanSource, Inc. will be held at the Marriott Hotel, One Parkway East, Greenville, South Carolina 29615 on Thursday, December 1, 2016, at 10:30 a.m., Eastern Standard Time, for the following purposes:

1)	To elect six members to the Board of Directors;
2)	To hold an advisory vote to approve the compensation of our Named Executive Officers (as defined in the Proxy Statement);
3)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and
4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders whose names appear of record on our books at the close of business on October 5, 2016 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

You are cordially invited to attend the Annual Meeting in person, but if you are unable to do so, please vote by signing and returning your proxy card or by voting via telephone or online. You are entitled to revoke your proxy at any time before it is exercised, and if you attend the Annual Meeting you may also revoke your proxy by voting in person. Voting online, by telephone, by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

By the Order of the Board of Directors

John J. Ellsworth

Executive Vice President, General Counsel and Corporate Secretary

October 19, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON DECEMBER 1, 2016. The Company’s 2016 Notice of Annual Meeting and

Proxy Statement, 2016 Annual Report and other proxy materials are available under the

“Investors” tab on our website at www.scansource.com.

Proxy Summary

MEETING INFORMATION

Date and Time: Thursday, December 1, 2016 at 10:30 a.m., EST Location: Marriott Hotel One Parkway East Greenville, SC 29615	Even if you currently plan to attend the 2016 Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Submitting your proxy via internet, mobile device, telephone or mail does not affect your right to vote in person at the 2016 Annual Meeting.

How to Vote

Each shareholder is entitled to one vote for each share of common stock on all matters presented at the 2016 Annual Meeting. Shareholders do not have the right to cumulate their votes for the election of directors. Shares may be voted by the following procedures:

In-Person	Via Internet	Via Telephone	Via Mail
Shares held directly in your name as the shareholder of record may be voted in person at the 2016 Annual Meeting. If you choose to vote in person at the 2016 Annual Meeting, please bring your proxy card and proof of personal identification. Shares held in street name may be voted in person by you only if you obtain a legal proxy from the shareholder of record giving you the right to vote the shares.

Shares may be voted via the internet. Your voting instructions will be accepted until 11:59 p.m., Eastern Standard Time, on November 30, 2016. Have your proxy card in hand when you access the website and follow the instructions given.

Shares may be voted via any touch-tone telephone by following the instructions on your proxy card. Your voting instructions will be accepted until 11:59 p.m., Eastern Standard Time, on November 30, 2016. Have your proxy card in hand when you call and follow the instructions given.

Shares may be voted via mail by marking, signing and dating your proxy card and returning it in the postage-paid envelope found in your proxy package.

The following issues will be addressed at the 2016 Annual Meeting:

1	The election of six members to the Board of Directors	2	Approval of the compensation of our Named Executive Officers (as defined in the Proxy Statement)	3	The appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017	4	Such other business as may properly come before the Annual Meeting or any adjournments thereof

	See page 8		See page 15		See page 16		See page 48

Only shareholders of record on October 5, 2016 (the “record date”), will be entitled to vote at the 2016 Annual Meeting, and each share will be entitled to one vote. At the close of business on the record date, there were 25,158,726 shares of our common stock outstanding and entitled to vote at the 2016 Annual Meeting.

Information Concerning Solicitation and Voting

This Proxy Statement is first being mailed on or about October 19, 2016 to shareholders of ScanSource, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, December 1, 2016, at 10:30 a.m., Eastern Standard Time, at the Marriott Hotel, One Parkway East, Greenville, South Carolina 29615, and any adjournments thereof. The Proxy Statement contains information relating to the proposals to be voted upon at the meeting, the voting process, our Board, the compensation of our “Named Executive Officers”, and certain other information.

The solicitation of proxies is being made by our directors and employees, and the cost of soliciting proxies will be borne by the Company. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and the Company will reimburse the normal handling charges for such forwarding services. Solicitation of proxies may be made by mail, in person, by telephone and by other electronic means, and by our directors, executive officers, and other employees, who will receive no additional compensation for their services.

Our principal executive offices are located at 6 Logue Court, Greenville, South Carolina 29615.

PROPOSALS TO BE CONSIDERED AND VOTE REQUIRED

The following proposals are expected to be voted upon at the 2016 Annual Meeting:

¡	The election of the six individuals named in this Proxy Statement to serve as members of our Board for a one-year term, each to serve until the 2017 Annual Meeting of Shareholders and until his successor is duly elected and qualified;
¡	An advisory vote to approve the compensation of our Named Executive Officers; and
¡	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017.

Only shareholders of record on October 5, 2016 (the “record date”) will be entitled to vote at the 2016 Annual Meeting, and each share will be entitled to one vote. At the close of business on the record date, there were 25,158,726 shares of our common stock outstanding and entitled to vote at the 2016 Annual Meeting.

All shares of our common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, properly executed and returned proxies will be voted “FOR” the director nominees named in this Proxy Statement, “FOR” approval, on an advisory basis, of the compensation of our Named Executive Officers, and “FOR” ratification, on an advisory basis, of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017. Management is not aware of any matters, other than those specified herein, that will be presented for consideration at the 2016 Annual Meeting. If other matters are properly presented for consideration at the 2016 Annual Meeting, the proxies named on the proxy card will have the discretion to vote on those matters for you.

Our Bylaws provide that the presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2016 Annual Meeting is necessary to constitute a quorum at the 2016 Annual Meeting and at any adjournments thereof. Signed proxies that withhold authority to vote for directors or reflect abstentions or broker non-votes (as described below) will be counted for purposes of determining if a quorum is present at the 2016 Annual Meeting. If a quorum is not present, the shareholders holding a majority of the shares at the meeting, in person or by proxy, have the power to adjourn the meeting; however, if the reconvened meeting is more than 120 days from the date of the original meeting, then we must establish a new record date. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

Brokers that are members of certain securities exchanges and that hold shares of our common stock in “street name” on behalf of beneficial owners have authority to vote on certain “discretionary” items when they have not received

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	1

Proposals to be Considered and Vote Required

instructions from beneficial owners. Under applicable securities exchange rules, our proposal to ratify the appointment of the independent registered public accounting firm is considered a discretionary item. However, proposal numbers one and two in this Proxy Statement are considered “non-discretionary” items and brokers cannot vote on these items without instructions, and a “broker non-vote” occurs when brokers do not receive instructions.

Assuming the existence of a quorum at the 2016 Annual Meeting:

¡	The six nominees receiving the greatest number of the votes cast will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. However, if a director does not receive a greater number of votes “for” his election than votes “withheld” from such election, our Corporate Governance Guidelines provide that the director must tender his resignation to the Board for its consideration.
¡	The compensation of our Named Executive Officers will be approved, on an advisory basis, if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because your vote is advisory, it will not be binding on the Company, our Board or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.
¡	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. If your shares are held in street name and you do not provide voting instructions to your broker, your broker has discretionary authority to vote your shares with respect to this proposal.

HOW TO VOTE

Each shareholder is entitled to one vote for each share of common stock on all matters presented at the 2016 Annual Meeting. Shareholders do not have the right to cumulate their votes for the election of directors. Shares may be voted by the following procedures:

Voting In-Person. Shares held directly in your name as the shareholder of record may be voted in person at the 2016 Annual Meeting. If you choose to vote in person at the 2016 Annual Meeting, please bring your proxy card and proof of personal identification. Shares held in street name may be voted in person by you only if you obtain a legal proxy from the shareholder of record giving you the right to vote the shares. If you need directions to the 2016 Annual Meeting, please contact our Investor Relations Director at (864) 286-4892.

Voting via the Internet. Shares may be voted via the internet. Your voting instructions will be accepted until 11:59 p.m., Eastern Standard Time, on November 30, 2016. Have your proxy card in hand when you access the website and follow the instructions given.

Voting via Telephone. Shares may be voted via any touch-tone telephone by following the instructions on your proxy card. Your voting instructions will be accepted until 11:59 p.m., Eastern Standard Time, on November 30, 2016. Have your proxy card in hand when you call and follow the instructions given.

Voting via Mail. Shares may be voted via mail by marking, signing and dating your proxy card and returning it in the postage-paid envelope found in your proxy package.

Even if you currently plan to attend the 2016 Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. Submitting your proxy via internet, mobile device, telephone or mail does not affect your right to vote in person at the 2016 Annual Meeting.

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Voting of Proxies

VOTING OF PROXIES

By giving your proxy, you grant the right to vote your shares to Michael L. Baur, our Chief Executive Officer, and John J. Ellsworth, our Executive Vice President, General Counsel and Corporate Secretary. If you return a signed, but unmarked proxy card, your shares will be voted (i) FOR the election of each of the director nominees named herein, (ii) FOR approval, on an advisory basis, of the compensation of our Named Executive Officers, and (iii) FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2017. Management is not aware of any matters, other than those specified herein, that will be presented for action at the 2016 Annual Meeting. If other matters are properly presented at the 2016 Annual Meeting for consideration, the agents named on the proxy card will have the discretion to vote on those matters for you.

If you are a registered shareholder (meaning, a shareholder who holds share certificates issued in his or her name and therefore appears on the share register) and have executed a proxy, your proxy may be revoked at any time prior to such proxy being exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure, but may be accomplished by (i) voting again via the internet, any mobile device or telephone, (ii) requesting, completing and returning a second proxy card bearing a later date, (iii) giving written notice to the Corporate Secretary of the Company, or (iv) by voting in person at the 2016 Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, you should follow the voting instructions you receive from the holder of record to revoke or change your vote.

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	3

Corporate Governance

Director Independence

In accordance with the listing standards of The NASDAQ Stock Market (“NASDAQ”) and our Corporate Governance Guidelines (the “Guidelines”), our Board consists of a majority of independent directors. The Board has determined that all members of the Board, other than Mr. Baur, meet the requirements for being “independent” as defined in the U.S. Securities and Exchange Commission (“SEC”) rules and regulations and NASDAQ listing standards.

The Board maintains an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee, each of which is comprised only of independent directors.

In addition, under our Corporate Governance Guidelines, executive officers are prohibited from serving as a director of another company that concurrently employs a director of the Company.

Board Leadership Structure

For the past fifteen years, the positions of Chairman of the Board and CEO have been held by separate persons as an aid in the Board’s oversight of management. Our non-executive Chairman of the Board is Mr. Fischer. The duties of the non-executive Chairman of the Board include:

¡	presiding over all meetings of the Board;
¡	reviewing the agenda for Board meetings in consultation with our CEO and other members of the Board;
¡	calling and presiding over meetings of the independent directors;
¡	managing the Board’s process for annual director self-assessment and evaluation of the Board and of our CEO; and
¡	presiding over all meetings of shareholders.

The Board believes that there are advantages to having an independent chairman for matters such as communications and relations between the Board, our CEO and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust director, Board and CEO evaluation processes. Our Board currently consists of five non-employee, independent directors and our CEO, Mr. Baur. One of Mr. Fischer’s roles is to oversee and manage the Board and its functions, including setting meeting agendas and presiding over Board meetings. In this regard, Mr. Fischer and the Board in its advisory and oversight roles are particularly focused on overseeing our CEO and senior management in their pursuit and adoption of successful business strategies, risk management policies, and management succession plans. In the event that the Chairman and CEO positions ever are held by the same individual, our Corporate Governance Guidelines provide the Board shall appoint a “Lead Independent Director.”

Board and Committee Meetings in 2016

The Board met a total of eleven times during the 2016 fiscal year. Mr. Fischer served as the non-executive Chairman of the Board during the entire fiscal year. Committees of the Board met a total of fourteen times during the 2016 fiscal year. All directors attended at least 75% of Board and committee meetings that occurred during their tenure as a director during the 2016 fiscal year. We expect all Board members to attend annual meetings. All of our directors attended the 2015 Annual Meeting.

Board’s Role in Risk Oversight

The Board as a whole actively oversees the risk management of the Company. Risks — the specific financial, operational, business and strategic risks that we face, whether internal or external — are identified by the Board and management together, and then each risk is assigned to either the full Board or a Board committee for oversight in accordance with its charter. Certain strategic and business risks, such as those relating to our products, markets and capital investments, are overseen by the entire Board. The Audit Committee oversees management of market and operational risks that could have a financial impact, or impact financial reporting, such as those relating to internal controls or liquidity. The Nominating Committee and the Governance Committee manage the risks associated with governance issues, such as the independence of the Board, and the Compensation Committee is responsible for managing the risks relating to our executive compensation plans and policies and, in conjunction with the Board, key executive succession. Management regularly reports to the Board or relevant committee on actions that we are taking to manage these risks. In addition, our Board committees annually evaluate compliance with their respective charters, ensuring that the committees are exercising proper oversight.

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Director Education

Director Education

Each member of the Board has completed director education programs. Annually, the Company provides director education with the assistance of external experts on topics relevant to the Company. The Company and each Board member are members of the National Association of Corporate Directors (“NACD”). As members of NACD and through other external director education service providers, the Company and each Board member have access to various programs, materials, reports, and research teams.

Corporate Governance Guidelines

The Board has established Guidelines that address various governance matters, including the role, function, responsibilities, size and composition of the Board, Board tenure, service on other public-company boards, conflict of interest issues, executive sessions of non-management directors, review of committee charters and the Board self-evaluation process. Copies of the Guidelines and certain other policies adopted by the Board are available on the “Investors” page of our website, www.scansource.com, under the “Governance” tab.

GENERAL BOARD FUNCTIONS

The Guidelines set forth general functions of the Board, including holding regular and, where appropriate, special meetings, periodically reviewing management’s performance and our organizational structure, reviewing and approving corporate strategy, determining compensation for our Named Executive Officers through the Compensation Committee and awarding equity-based compensation, overseeing our accounting and financial reporting process and audits of our financial statements, and identifying potential candidates for Board membership.

DIRECTOR RESIGNATION POLICY

The Guidelines provide that a director will tender his resignation if, in an uncontested election, the director fails to receive a greater number of votes “for” election than votes “withheld” from such election. The Board, on recommendation from the Nominating Committee, will then determine whether to accept the director’s resignation.

RETENTION OF INDEPENDENT ADVISORS

The Guidelines provide that the Board may retain independent advisors when appropriate.

SUCCESSION PLANNING

Our Board engages in an active succession planning process. On an annual basis, with the assistance of our CEO, it reviews the potential in-house candidates for each of the critical senior management positions and identifies areas of growth for those candidates that will best enable them to fill any need that we might have. Where there is not a satisfactory in-house candidate for a position, the Board considers whether outside candidates are likely to be available in a timely manner and whether other alternatives need to be considered.

BOARD TENURE

The Board is elected annually and is not classified.

COMPOSITION OF BOARD

The Board currently consists of six members. The size of the Board may be increased or decreased by resolution of the Board.

The Guidelines provide that a majority of the Board will at all times be independent. Through the Nominating Committee, the Board will identify potential candidates for Board membership with the objective being that all new, non-management candidates will be independent. The Nominating Committee will confirm the independence of the non-management directors on an annual basis. The Board has determined that each of Messrs. Fischer, Grainger, Reilly, Whitchurch and Browning meet the requirements for being “independent” as defined in SEC rules and regulations and NASDAQ listing standards. Mr. Baur is the only management member of the Board.

SERVICE ON OTHER PUBLIC COMPANY BOARDS

A director may serve on only four public boards of directors (including the Company’s Board) and no more than three public company audit committees. The CEO may serve on only three public board of directors (including the Company’s Board). All members of the Board, including the CEO, are compliant with the Guidelines regarding service on boards and audit committees of other public companies.

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	5

Corporate Governance Guidelines

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Pursuant to the Guidelines, independent directors must meet regularly without management present. Our independent directors met six times in executive session during fiscal 2016.

DIRECTOR EVALUATIONS AND REVIEWS

In accordance with the Guidelines, the Board and the Governance Committee conduct annual performance reviews of the Board and its committees. As a part of the evaluation process, the Board and each of the committees meet and discuss self-assessments and corporate governance matters.

CLAW-BACK POLICY

The Company’s claw-back policy applies to certain officers of the Company (a “Covered Officer”), which include all executive officers of the Company (as determined from time to time by the Board or the Compensation Committee), and such other employees who are participants in the Company’s equity incentive plans and cash incentive plans if the Board or the Compensation Committee deems them subject to the policy. Under the policy, if a Covered Officer receives an award under the applicable plan based on financial statements that subsequently are restated in a way that would decrease the amount of the award to which such person otherwise was entitled and the restatement is based in whole or in part on the misconduct of the Covered Officer, the Covered Officer is required to refund to the Company the difference between what he or she received and what he or she should have received. In addition, this policy requires the recoupment of any compensation to the extent otherwise mandated by applicable laws.

ANTI-PLEDGING POLICY

Under the Company’s anti-pledging policy, officers and directors are prohibited from holding Company securities in margin accounts or pledging Company securities as collateral for a loan. All executive officers and directors are in compliance with this policy.

ANTI-HEDGING POLICY

The Board has adopted an anti-hedging policy that covers employees, officers and directors of the Company. The policy provides that certain hedging transactions are prohibited by the Company’s employees, officers and directors, although the Company may permit a hedging transaction in limited circumstances if prior approval is obtained for such transaction. No such approval has ever been sought or given. All executive officers and directors are in compliance with this policy.

6	2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Corporate Social Responsibility

We are committed to our local communities. Through our philanthropic pursuits and our focus on sustainability, we strive to create better places for our employees and neighbors to work and live.

With a focus on education and workforce training, last year we donated almost $2 million to over 60 local non-profit organizations. Our employees and executives also devoted over 2,100 hours of their time during the fiscal year to serve as volunteers in local schools, colleges and universities. These efforts positively impact our business, as we increase community support, provide our employees with greater opportunities for leadership development and training, and improve the job satisfaction of our employees.

This year, ScanSource was honored to once again be named title sponsor of Upstate South Carolina’s largest STEAM (Science, Technology, Engineering, Arts, Math) festival, iMAGINE Upstate. The festival is an opportunity for us to reach out to students of all ages and introduce them to our technologies through hands-on activities, while also expanding ScanSource’s reach in the community. In 2016, the event grew to roughly 20,000 attendees, 6,000 more than the prior year, and as one of the biggest community initiatives ScanSource is involved with each year, it was important for our team to grow and expand our exhibit area and influence at the event, as well. After months of planning with an internal marketing and tech team committee, ScanSource created a themed exhibit called ScanSource Future Innovator Training, and presented several activities, from 3D printing and barcode scanning, to thermal cameras and wireless signal routing. The Company’s dedication to executing another successful exhibit at iMAGINE was another testament to our culture of teamwork and community involvement.

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	7

PROPOSAL NUMBER 1 - Election of Directors

The Company intends to nominate each of the individuals named below to serve as members of our Board until their successor is duly elected and qualified at the 2017 Annual Meeting of Shareholders or, if earlier, their death, resignation or removal. Each of the nominees is currently a director of the Company.

Each of the proposed nominees has consented to stand for election as a member of our Board. We believe that each of our current directors has served our shareholders’ interests well during their tenure as a director and will continue to do so. We believe that the Company and our shareholders benefit from the wide variety of industry and professional experience that characterizes the members of our Board.

The following sets forth certain information regarding the proposed nominees, including each director’s specific experience, qualifications, attributes and skills that led our Board to conclude that each nominee is well-qualified to serve as a member of the Board.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

Steven R. Fischer AGE 71 DIRECTOR SINCE December 1995 COMMITTEES Chairman of the Board and serves on all committees

Experience

Steven R. Fischer has served as Chairman of the Board since December 2009 and as a director of the Company since December 1995. Mr. Fischer served as President of North Fork Business Capital Corporation and its successor, Capital One Leverage Finance, from July 2004 to July 2008, and served as President of Transamerica Business Capital Corporation from September 2000 to February 2004, as Executive Vice President and Division Manager of Transamerica Business Capital Corporation from October 1997 to September 2000 and as Senior Vice President and Regional Manager of Transamerica Business Capital Corporation from March 1992 to October 1997. Mr. Fischer is currently a financial consultant and serves as a director of Falconstor Software Inc., a publicly held provider of storage networking infrastructure software.

Qualifications

Mr. Fischer is a seasoned executive and has valuable experience in overseeing management and strategic acquisitions. He brings to the Board extensive financial skills important to the understanding and oversight of our financial reporting, enterprise and operational risk management and corporate finance matters. Mr. Fischer’s long career in the financial services industry also brings financial management expertise to our Board. His experience is important to the Board’s oversight of strategy, compensation practices, acquisitions, risk management and implementation of sound corporate governance practices. He serves on each committee of our Board of Directors.

Michael L. Baur AGE 59 DIRECTOR SINCE December 1995 COMMITTEES None

Experience

Michael L. Baur has served as our CEO since January 2000 and as a director since December 1995. Mr. Baur has been employed with the Company since its inception in December 1992, and held the position of President from that point until June 2007.

Qualifications

Mr. Baur has served the Company as President or CEO since its inception and has developed a deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities. Mr. Baur has more than 30 years of experience in the IT industry, having served in various leadership and senior management roles in the technology and distribution industries before joining ScanSource. Mr. Baur brings strong leadership, entrepreneurial and business building and development skills and experience to the Board. Mr. Baur does not serve on any committee of our Board of Directors.

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Information Regarding Nominees for Director

Peter C. Browning AGE 74 DIRECTOR SINCE June 2014 COMMITTEES Chairman of Compensation Committee and serves on Audit Committee, Governance Committee and Nominating Committee

Experience

Peter C. Browning has served as a director of the Company since June 2014. He has extensive experience in business, serving as an executive officer of a number of public companies, including Continental Can Company, National Gypsum Company and Sonoco Products Company. He has also served on more than 14 public-company boards, including Wachovia, Nucor Corporation, Lowe’s Companies, EnPro Industries, Inc., and The Phoenix Companies, and in a variety of board leadership roles, including serving as non-executive chair, lead director and chair of audit, compensation and governance/nominating committees. Mr. Browning currently serves as lead director of Acuity Brands and on the board of GMS, Inc. He also serves as lead independent director of the board of Equilar, a private company that is the leading provider of corporate data.

Qualifications

Mr. Browning is a well-known authority on board governance and his knowledge and experience in that area are invaluable to our Board. He was the Dean of the McColl Graduate School of Business at Queens University of Charlotte from 2002 to 2005 and has served as the Managing Partner of Peter Browning Partners, a board advisory consulting firm, since 2009. Mr. Browning was selected for the “2011 and 2012 NACD Director 100 List” (a list of the most influential people in corporate governance in the boardroom). He recently co-authored a book on governance guidance, titled The Directors Manual: A Framework for Board Governance, which offers practical advice on leading an organization’s board. Mr. Browning serves as the Chairman of our Compensation Committee and serves on our Audit Committee, Nominating Committee and Governance Committee.

Michael J. Grainger AGE 64 DIRECTOR SINCE October 2004 COMMITTEES All

Experience

Michael J. Grainger has served as a director of the Company since October 2004. Mr. Grainger served as President and Chief Operating Officer of Ingram Micro, Inc., a technology distributor, from January 2001 to April 2004. From May 1996 to July 2001 he served as Executive Vice President and Chief Financial Officer of Ingram Micro, and from July 1990 to October 1996 as Vice President and Controller of Ingram Industries, Inc. Mr. Grainger currently serves on the board of directors of two multinational diversified private companies, Ingram Industries, Inc. and Belkin International, Inc.

Qualifications

As a former executive of Ingram Micro (including serving as its Chief Financial Officer), Mr. Grainger brings extensive knowledge of our industry and our competitive environment to the Board. He also brings extensive accounting and financial skills important in the understanding and oversight of our financial reporting, enterprise and operational risk management and corporate finance, tax and treasury matters. Mr. Grainger serves on each committee of our Board of Directors.

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Information Regarding Nominees for Director

John P. Reilly AGE 68 DIRECTOR SINCE June 2001 COMMITTEES Chairman of Governance Committee and Nominating Committee and serves on Audit Committee and Compensation Committee

Experience

John P. Reilly has served as a director of the Company since June 2001. Mr. Reilly served as a partner of Ares Management, LLC, a global alternative asset manager, until June 2016. Ares acquired Keltic Financial Services, LLC in 2014, where Mr. Reilly was President and CEO from 1999 to June 2014. Prior to that, from 1977 to 1999, he held senior management positions in the Leveraged Buy-Out, Leasing, Corporate Finance and Private Banking divisions at Citibank, N.A. Mr. Reilly also serves on the Board of Directors of Chimera Investment Corporation, a public real estate investment trust.

Qualifications

Mr. Reilly brings to the Board extensive financial skills important in the understanding and oversight of our financial reporting, enterprise and operational risk management and corporate finance matters. His long career in the financial services industry, along with his MBA in Finance from Fairleigh Dickinson University, also brings financial management expertise to our Board. Mr. Reilly serves as Chairman of the Nominating Committee and Governance Committee and serves on our Audit Committee and Compensation Committee.

Charles R. Whitchurch AGE 70 DIRECTOR SINCE February 2009 COMMITTEES Chairman of Audit Committee and serves on Compensation Committee, Governance Committee and Nominating Committee

Experience

Charles R. Whitchurch has served as a director of the Company since February 2009. Mr. Whitchurch served as the Chief Financial Officer of Zebra Technologies Corporation from September 1991 to June 2008. Mr. Whitchurch currently serves on the boards of Ashworth College, a privately-held provider of nationally accredited online education, and TricorBraun Holdings, a privately-held distributor of rigid packaging materials. In both companies, Mr. Whitchurch serves as Chairman of the Audit Committee. Mr. Whitchurch previously served on the boards of directors of SPSS, Inc., a publicly-held provider of predictive analytic software, from October 2003 to October 2009, and Landmark Aviation, a privately held operator of fixed-base aviation operations throughout the United States and Europe, from October 2008 to October 2012. On both boards, he served as Chairman of the Audit Committee.

Qualifications

Mr. Whitchurch’s executive career brings in-depth knowledge of business operations and strategy and broad experience related to financial and corporate governance matters through his tenure serving on the boards of directors of public companies, including serving as the chairman of audit committees. With over three decades of service as a Chief Financial Officer, more than half of which was with a public company, Mr. Whitchurch has a deep understanding of the complex accounting issues often faced by public companies. Mr. Whitchurch serves as the Chairman of our Audit Committee and serves on our Compensation Committee, Nominating Committee and Governance Committee.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the nominees listed above.

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2016 Director Compensation Table

2016 DIRECTOR COMPENSATION TABLE

The following table provides information regarding the compensation paid to each of our non-employee directors for the fiscal year ended June 30, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Steven R. Fischer	104,000	103,113	207,113
Peter C. Browning	81,500	103,113	184,613
Michael J. Grainger	79,750	103,113	182,863
John P. Reilly	77,500	103,113	180,613
Charles R. Whitchurch	99,000	103,113	202,113

(1)	Amounts shown are the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see Note 10 to our audited financial statements for the fiscal year ended June 30, 2016, included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, accompanying this Proxy Statement. Each non-employee director received a restricted stock award on December 4, 2015 for 2,700 shares that vested in June 2016.

Cash Retainers

Previously, directors who are not our employees were paid an annual retainer of $50,000 and per-meeting fees of $750 for each Board meeting attended; $1,000 for each Audit Committee meeting attended; and $500 for each other stand-alone committee meeting attended. In conjunction with the Board’s periodic review of director compensation, effective December 2, 2015 our Board of Directors determined to eliminate per-meeting fees that were previously paid to our directors and increased the annual retainer accordingly. Directors who are not our employees are now paid an annual retainer of $70,500. An additional annual retainer of $30,000 is paid, as applicable, to a non-executive Chairman (or acting Chairman) of the Board. An additional annual retainer of $25,000 is paid to the chairman of the Audit Committee, and an additional annual retainer of $15,000 is paid to the chairman of the Compensation Committee. Additional annual retainers of $2,000 are paid to the chairmen of the Nominating Committee and the Governance Committee. Annual service for this purpose relates to the approximate 12-month periods between annual meetings of our shareholders. All directors are reimbursed for expenses incurred in connection with the performance of their services as directors as well as the cost of any director education.

Equity Retainers

Our non-employee directors receive an annual equity retainer (in the form a stock grant of restricted common stock) under the ScanSource, Inc. 2013 Long-Term Incentive Plan (the “2013 Plan”). In addition, non-employee directors also may be eligible to receive other awards under our 2013 Plan.

The number of shares of restricted stock subject to a director’s annual restricted stock award is determined by dividing $100,000 by the equity award value per share on the grant date. The equity award value means the value per share based on a 45-day averaging of the fair market value of the common stock over a specified period of time. The date of grant of the annual restricted stock awards is the day following each annual shareholders meeting unless the Board modifies, suspends or delays the grant date because the grant date would not occur during an open “window” for stock transactions under the Company’s insider trading compliance program or if the Board otherwise determines that modification, suspension or delay of the grant date is necessary or appropriate.

A person who first becomes a non-employee director on a date other than a regularly scheduled annual meeting of shareholders will receive a restricted stock award for a pro-rated number of shares of common stock. Restricted stock may not be transferred or sold until it has vested.

Restricted stock granted to directors under the 2013 Plan will vest in full on the day that is six months after the date of grant, or upon the earlier occurrence of (i) the director’s termination of service as a director by reason of death, disability or retirement, or (ii) a change in control of the Company. If a director terminates service for any other reason, he or she will forfeit all of his or her right, title and interest in and to the unvested restricted stock as of the date of termination, unless the Board or the Compensation Committee determines otherwise.

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Committees of the Board

Stock Ownership and Retention Policy

Under the equity ownership policy, directors are expected to hold five times their annual Board cash retainer in Company securities. The policy also incorporates a retention requirement by requiring such persons to retain 50% of the net shares resulting from the vesting of certain awards until the required ownership under the policy is met.

COMMITTEES OF THE BOARD

The Board has standing Audit, Compensation, Governance and Nominating Committees, each of which has a written charter. Copies of the charters for the Board committees, as well as our Corporate Governance Guidelines, are available on the “Investors” page of our website, www.scansource.com, under the “Governance” tab. The following table reflects the membership of each of the Board’s committees and the Chairman of the Board:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	NOMINATING COMMITTEE
Steven R. Fischer*
Michael L. Baur
Michael J. Grainger
John P. Reilly			Chair	Chair
Charles R. Whitchurch	Chair
Peter C. Browning		Chair

*Chairman of the Board

Audit Committee

The Audit Committee is currently composed of Chairman Whitchurch and Messrs. Fischer, Grainger, Reilly and Browning. The functions of the Audit Committee include selecting the independent auditor, reviewing the scope of the annual audit undertaken by our independent auditor and the progress and results of their work, reviewing our financial statements and our internal accounting and auditing procedures and overseeing our internal audit function. The Audit Committee met five times during the 2016 fiscal year. Each member of the Audit Committee meets the definition of independence for audit committee members as set forth in the NASDAQ listing standards and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee meet the requirements of an “audit committee financial expert” as defined in SEC rules and regulations.

Compensation Committee

The Compensation Committee is currently composed of Chairman Browning and Messrs. Fischer, Reilly, Whitchurch and Grainger. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for our Named Executive Officers, overseeing our equity-based plans, overseeing compensation risk assessment and considering such other matters as may from time to time be referred to the Compensation Committee by the Board. The Compensation Committee met five times during the 2016 fiscal year. Each member of the Compensation Committee meets the independence requirements for compensation committee members as set forth in the NASDAQ listing standards, the Exchange Act, and the Internal Revenue Code. See “Executive Compensation — Compensation Discussion and Analysis” for a further discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation.

Governance Committee

The Governance Committee is currently composed of Chairman Reilly and Messrs. Grainger, Fischer, Whitchurch and Browning. The functions of the Governance Committee include oversight and responsibility for implementation of the Company’s program for complying with the rules and regulations of the SEC and NASDAQ (in conjunction with the Audit Committee, where necessary or appropriate) as well as other NASDAQ rulemaking initiatives pertaining to corporate governance considerations. The Governance Committee held three committee meetings in the 2016 fiscal year.

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Candidates for the Board

Nominating Committee

The Nominating Committee is currently composed of Chairman Reilly and Messrs. Fischer, Grainger, Whitchurch and Browning. The functions of the Nominating Committee include oversight and responsibility for the recruitment and nomination of our directors from time to time including, but not limited to, the nomination of directors for election at each annual meeting of our shareholders. Each member of the Nominating Committee meets the independence requirements as set forth in the NASDAQ listing standards. The Nominating Committee held one committee meeting during the 2016 fiscal year.

CANDIDATES FOR THE BOARD

The Nominating Committee will identify and screen potential nominees for directors, including nominees recommended by shareholders, and recommend nominees to the Board. See “Shareholder Proposals” for a discussion of the Company’s policies for shareholder nominees. The Nominating Committee has not adopted specific objective requirements for service on the Board. Instead, the Nominating Committee will consider various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including the nominee’s experience and skills and whether such skills or experience are particularly relevant to us; whether the nominee would be an independent director under NASDAQ listing standards and applicable law; and in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service. The Nominating Committee strives to nominate directors with a variety of complementary skills so that the Board, as a whole, will possess the appropriate talent, skills and expertise to oversee our business.

COMMUNICATIONS WITH THE BOARD

Our security holders may send written communications to the Board or any one or more of the individual members of the Board by directing such communication to our Corporate Secretary by mail in the care of the Corporate Secretary, John Ellsworth, at our principal executive offices, or by e-mail to john.ellsworth@scansource.com. All written communications will be compiled by the Corporate Secretary and promptly submitted to the individual directors being addressed or to the chair of the committee whose areas of responsibility include the specific topic addressed by such communication, or, in all other cases, to the Chairman of the Board.

CODE OF CONDUCT

Our Code of Conduct applies to all of our executive officers, including our CEO and our Chief Financial Officer (“CFO”), directors and employees. We have posted the Code of Conduct on the “Investors” page of our website, www.scansource.com, under the “Governance” tab. We will provide a copy of the Code of Conduct upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Corporate Secretary.

We will post on our website, www.scansource.com, under the “Governance” tab, or will disclose on a Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the Code of Conduct that apply to our CEO and our CFO, or persons performing similar functions, and that relate to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct, or (v) accountability for adherence to the Code of Conduct. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor, on a Form 8-K filed with the SEC. No waivers were sought or granted in fiscal 2016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended June 30, 2016, Messrs. Fischer, Grainger, Reilly, Whitchurch and Browning served on the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2016, or at any time prior thereto. During fiscal 2016, no member of the

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	13

Compensation Committee Interlocks and Insider Participation

Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act, and no executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews all related party transactions (as defined by Item 404 of Regulation S-K) in accordance with NASDAQ listing standards. In addition, the charter of the Audit Committee requires the Audit Committee to review a summary of any director’s or officer’s related party transactions and potential conflicts of interest on a yearly basis. The charter also requires the Audit Committee to review our conflict of interest policy (which is part of our Code of Conduct) and compliance with that policy on an annual basis.

We are not aware of any related party transaction since the beginning of fiscal 2016 required to be reported under our policy or applicable SEC rules for which our policies and procedures did not require review or for which such policies and procedures were not followed.

There are no family relationships among the executive officers and directors, and there are no arrangements or understandings between any independent director or any other person pursuant to which that independent director was selected as a director.

RECOMMENDATION OF BOARD OF DIRECTORS

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the Nominees previously listed in this Proxy Statement.

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PROPOSAL NUMBER 2 - Advisory Vote on Executive Compensation

BACKGROUND OF THE PROPOSAL

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity at the 2016 Annual Meeting to vote on a non-binding advisory resolution, commonly known as a “Say-on-Pay” proposal, approving the compensation of our Named Executive Officers. The Company holds this non-binding advisory vote annually. Last year, shareholders holding 98.15% of the common stock voted at our annual shareholder’s meeting approved the compensation of our 2015 Named Executive Officers. There have been no material changes to our compensation policies this year. This vote is not intended to address any specific item of compensation or the compensation of any specific Named Executive Officer, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. A discussion of these items is found in the Compensation Discussion and Analysis section of this Proxy Statement.

EXECUTIVE COMPENSATION

The Compensation Committee has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the executive compensation tables regarding Named Executive Officer compensation, together with the accompanying narrative disclosure, illustrate the trends in compensation and application of our compensation philosophies and practices for the years presented. Highlights of our compensation program include the following:

¡	Variable cash incentives are payable to Named Executive Officers to encourage the achievement of various pre-determined performance metrics, business growth opportunities, management goals and profitability of business units, all of which focus our Named Executive Officers on performance goals intended to enhance shareholder value.
¡	Awards of long-term equity incentives, in the form of performance-based stock awards, stock options, restricted stock awards and restricted stock units, directly align the interests of our Named Executive Officers and shareholders.
¡	Linking the personal financial interests of our Named Executive Officers to the Company’s long-term performance discourages excessive risk-taking and encourages behavior that supports sustainable shareholder value creation.
¡	The Board’s adoption of policies covering stock ownership and retention, incentive compensation recoupment, and anti-pledging and anti-hedging for executive officers mitigate risk in connection with our executive compensation program.

The Compensation Committee believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our Named Executive Officers and our shareholders. Accordingly, we are asking our shareholders at the 2016 Annual Meeting to vote “FOR” the non-binding advisory resolution approving the compensation of our named executive officers, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion below.

EFFECT OF RESOLUTION

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board value the opinions of our shareholders and will take the outcome of the vote into account when considering future executive compensation arrangements.

RECOMMENDATION OF BOARD OF DIRECTORS

The Board of Directors believes that our executive compensation program aligns our Named Executive Officers’ compensation with the long-term interests of our shareholders. Our program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term strategies to build shareholder value. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with shareholder interests and that have benefited and will benefit the Company over time.

For the reasons stated above, we recommend a vote “FOR” the following advisory resolution at our 2016 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for our 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Named Executive Officer compensation tables and related narrative discussion, is hereby APPROVED.”

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PROPOSAL NUMBER 3 -

Ratification of Appointment of Independent Auditors

The Audit Committee has appointed the firm of Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, as independent auditor to make an examination of our accounts for fiscal 2017, which appointment has been ratified by the Board. See the “Audit Committee Report” below for more information. If the shareholders do not ratify this appointment, other independent registered public accounting firms will be considered by the Audit Committee. A representative of Grant Thornton is expected to be in attendance at the 2016 Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

As reflected in the table below, we incurred fees in fiscal 2016 and 2015 for services performed by Grant Thornton related to such periods.

	Year Ended June 30, 2016	Year Ended June 30, 2015
Audit Fees	$1,702,249	$1,539,188
Audit-Related Fees	$158,258	$255,078
Tax Fees	$92,628	$34,133
All Other Fees	$—	$5,249

Total Fees	$1,953,135	$1,833,648

In the above table, in accordance with applicable SEC rules:

¡	“Audit Fees” are fees for professional services for the audit of the consolidated financial statements included in our Form 10-K, the audit of internal control over financial reporting the review of financial statements included in our Form 10-Qs and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements;
¡	“Audit-Related Fees” are fees for due diligence services and review of other SEC filings and communications;
¡	“Tax Fees” are fees for professional services related to foreign tax compliance, tax advice and tax planning; and
¡	“All Other Fees” are fees related to services other than those reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” For fiscal 2015, “All Other Fees” consists of fees for training services for certain foreign employees.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent auditor. All audit and permitted non-audit services performed in fiscal 2016 were pre-approved by the Audit Committee. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee, pursuant to guidelines approved by the Audit Committee, to one or more members of the Audit Committee. None of the services described above were approved by the Audit Committee pursuant to the exception provided by the Exchange Act rules.

The Audit Committee has reviewed the non-audit services provided by Grant Thornton and has determined that the provision of such services is compatible with maintaining Grant Thornton’s independence for the period of time during which it has served as our independent auditor.

RECOMMENDATION OF BOARD OF DIRECTORS

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2017.

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Executive Compensation

EXECUTIVE OFFICERS

Our Named Executive Officers consist of:

Name	Experience and Qualifications	Age
Michael L. Baur	Michael L. Baur has served as our CEO since January 2000 and as a director since December 1995. Mr. Baur has been employed with the Company since its inception in December 1992, and held the position of President from that point until June 2007.	59
Charles A. Mathis	Charles A. Mathis has served as our Executive Vice President and Chief Financial Officer since July 2014. From December 2012 (when he joined the Company) until July 2014, Mr. Mathis served as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Mathis served as Chief Financial Officer of Force Protection, Inc., a military vehicle manufacturer, from 2008 to 2012. From 2006 to 2008 Mr. Mathis served as Chief Financial Officer of EFW, Inc.	56
John J. Ellsworth	John J. Ellsworth has served as our Executive Vice President, General Counsel and Corporate Secretary since July 2014. From August 2008 until July 2014, Mr. Ellsworth served as Vice President, General Counsel and Corporate Secretary. From January 2003 (when he joined the Company) until August 2008 Mr. Ellsworth served as General Counsel and Corporate Secretary. Prior to joining the Company, Mr. Ellsworth served as Assistant General Counsel of One Price Clothing Stores, Inc. from 2000 to 2003 and as a judicial law clerk in 1999.	48
Gerald Lyons	Gerald Lyons has served as Senior Vice President, Corporate Controller and Principal Accounting Officer since September 2016, and served as our Senior Vice President of Finance and Principal Accounting Officer from July 2012 to September 2016 and our Vice President, Financial Business Systems from January 2010 to July 2012. Mr. Lyons joined the Company in April 2007 and served as Vice President and Corporate Controller from April 2007 to January 2010. Prior to joining the Company, Mr. Lyons served as the Plant Controller, Global Group Controller and Plant Manager for Moen Incorporated.	53

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about our compensation objectives and practices for our Named Executive Officers for fiscal 2016. The Compensation Committee monitors the results of the “Say-on-Pay” vote and considers those results along with the objectives listed above in determining compensation policies. A substantial majority (over 98%) of our shareholders voting at the meeting approved the compensation program described in our 2015 proxy statement. The Compensation Committee interpreted this vote result as a strong indication of support for our current compensation program. In light of this support, and its own independent review of our executive compensation program, the Compensation Committee did not implement any significant changes to the executive compensation program design disclosed in our 2015 proxy statement.

Executive Summary

OBJECTIVES OF THE COMPENSATION PROGRAM

Our executive compensation program is designed to achieve the following three objectives:

Objective	Description
Pay-for-Performance	We emphasize performance-based compensation, which motivates executives and key employees to achieve strong financial, operational and individual performance in a manner that balances short-term and long-term results.
Align Interests of Executives with Shareholders	We encourage a long-term commitment to ScanSource and align the interests of executives with shareholders by providing a significant portion of total compensation tied to performance, including both variable performance-based bonus structures and stock-based incentives, and encouraging retention of equity awards by our Chief Executive Officer through our stock ownership guidelines.
Retain Talented Leadership	We attract and retain talented Named Executive Officers and key employees by providing total compensation competitive with that of other executives and key employees of similarly sized companies, whether within or outside of our industry.

Pay-for-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and shareholders should be aligned. Our compensation program is designed to provide significant performance-based compensation which is variable and based on our actual results and our executives’ performance, as compared to fixed or guaranteed compensation. The variable and equity-based components of our compensation program are designed to link our executives’ pay with our performance. As a result, a significant portion of our Named Executive Officers’ compensation is directly contingent on our operating results (operating income and return on invested capital (“ROIC”)) and aligned with shareholder interests.

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Compensation Discussion and Analysis

Align Interests of Named Executive Officers and Shareholders

In addition to our pay-for-performance program, the Compensation Committee has adopted a number of other compensation policies or best practices designed to align the interests of our Named Executive Officers and our shareholders. These include:

ScanSource Does
Tie a high percentage of the pay of our CEO and Named Executive Officers to corporate and individual performance goals. For example, for fiscal 2016 approximately 55% of the total compensation opportunity for our CEO was variable performance-based compensation compared to 22% in guaranteed base salary, or 43% in guaranteed base salary plus retirement contributions.

Require significant stock ownership. We have adopted minimum ownership guidelines for our CEO. He is required to retain 50% of the net shares resulting from vesting or exercises of equity awards until he owns Company common stock in an amount equal to three times his base salary. Mr. Baur is currently in compliance with the Company’s stock ownership guidelines.

Mandate a claw-back policy tied to a compensation program. We maintain a “claw-back policy,” which would allow us to recover certain incentive compensation based on financial results in the event those results were restated due at least partially to the recipient’s fraud or misconduct. In addition, this policy will require the recoupment of any compensation as mandated by all applicable laws, rules, and regulations.

Seek our shareholders’ input on executive compensation. We value our shareholders’ input on our executive compensation, and we seek an annual non-binding vote on our executive compensation policies.

ScanSource Does Not
×	Permit pledging of our securities by our Named Executive Officers. We have a policy that prohibits officers and directors from pledging Company securities in margin accounts or as collateral for a loan. All officers and directors are in compliance with this policy.

×	Permit hedging of our securities by our Named Executive Officers without pre-clearance from the Company’s General Counsel. We have a policy that generally prohibits employees (including the Named Executive Officers and Directors) from trading in options, warrants, puts, calls or similar instruments in connection with our securities, or selling our securities “short.” Since the inception of the policy, no requests for pre-clearance to allow any such hedging transactions have been made or granted.

×	Provide automatic cash severance benefits upon a change in control. Our employment agreements for our Named Executive Officers provide cash severance only upon a “double trigger,” meaning that change in control severance benefits are payable only if our Named Executive Officers incur a qualifying termination of employment (i.e., a voluntary termination for “good reason” or an involuntary termination without “cause”) and the termination occurs in connection with a change in control of the Company.

×	Provide golden parachute tax gross ups or excessive perquisites. We do not provide excise tax gross-ups for severance benefits received by our Named Executive Officers under their employment agreements. We only provide limited perquisites to our Named Executive Officers.

Retain Talented Leadership

We operate in a marketplace characterized by significant competition for talented executives. Continuity of personnel is a critical success factor to our business. Our executive compensation program is designed to enable us to attract, motivate, reward and retain the management talent necessary to achieve both long-term and short-term corporate objectives and enhance shareholder value. We also aim to establish executive compensation levels that correlate directly to the Named Executive Officer’s level of responsibility, with the compensation of our Named Executive Officers being tied both to our performance as a whole and to individual performance. To do this effectively, our philosophy is that our compensation program must provide our Named Executive Officers with a total compensation package that is reasonable in relation to our performance, and sufficiently competitive with the packages offered by competitors of similar size in our industry.

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Compensation Discussion and Analysis

Material Elements of Our Compensation Programs

The Compensation Committee strives to provide our Named Executive Officers with a compensation package that balances short term and long term compensation. We believe that our current executive compensation program, consisting of a mix of base salary, retirement contributions, annual performance-based cash incentive awards and both performance-based and annual service-based grants of equity (i) provides a predictable and transparent structure for executive compensation, (ii) provides a significant percentage of a Named Executive Officer’s compensation through variable performance-based vehicles, and (iii) attracts, retains and motivates our Named Executive Officers.

In determining the compensation of our Named Executive Officers, the Compensation Committee uses the following specific compensation elements, which it believes support our compensation objectives outlined below.

Compensation Objectives
Compensation Element	Description	Reward Performance	Attract and Retain	Align with Shareholders
Base Salary	Fixed level of compensation		✓
Annual Variable Cash Incentive Awards	Performance-based cash incentives rewards Company and individual performance	✓	✓	✓
Time-Vesting Restricted Stock or Restricted Stock Units	Long-term equity award, with three-year vesting		✓	✓
Performance- and Time-Vesting Restricted Stock	Rewards Company performance; new awards with three-year vesting, in addition to performance criteria	✓	✓	✓
Stock Options	Rewards Company performance above a threshold. For example, our CEO’s sole annual equity award is in the form of stock options.	✓	✓	✓
Health, Welfare & Retirement Plans	401(k) Savings Plan Employee Stock Purchase Plan Deferred Compensation Plan		✓ ✓ ✓	✓
Stock Ownership Guidelines, Anti-Hedging Policy, Anti-Pledging Policy and Claw-Back Policy	Compensation risk mitigators			✓

The Compensation Committee determines the amounts of each element and the aggregate compensation for our Named Executive Officers, without using any specific formula or attempting to satisfy any specific ratio for compensation among our Named Executive Officers; however, the differences in the aggregate compensation between our CEO and our other Named Executive Officers reflect the individual responsibilities with respect to their respective positions, experience in the applicable role and experience in the wholesale distribution industry.

In determining compensation for our CEO, the Compensation Committee considers the amount of compensation he receives in cash versus equity. A large portion of our CEO’s compensation is in the form of stock options, which are valued at the time of grant using the Black-Scholes model, despite that this form of compensation may never result in value for our CEO. As a result, there can be a significant difference between what is reported as our CEO’s total compensation for a given year and what he actually receives.

The Compensation Committee regularly reviews benchmarking and market surveys in order to ensure that our compensation is competitive with that of our peers. The Compensation Committee also considers analysis and benchmarking by third parties, such as ISS and Equilar and the different peer groups each firm uses for comparative purposes in order to gain a better understanding of compensation practices and trends in the market.

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Compensation Discussion and Analysis

The Compensation Committee views the components of compensation as related, but distinct, and therefore regularly reevaluates the appropriate mix of elements, including the appropriate targets for incentive awards. The Compensation Committee also relies on the independent expertise compiled from the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that our Company has achieved. From time to time, the Compensation Committee may also retain a compensation consultant and relies on information provided by the Compensation Committee’s compensation consultants. During fiscal 2014, our Compensation Committee used a compensation consultant, as discussed in our 2014 proxy statement, to design and evaluate all of the elements of our executive compensation for our Named Executive Officers’ three-year employment agreements. Our executive compensation was approved by 98.15% of shareholders voting at last year’s annual meeting. We have not made any material design changes to the Named Executive Officers’ employment agreements this fiscal year. During fiscal 2016, we did not use a compensation consultant to determine any director’s or executive’s compensation.

Base Salary

Base salary generally provides a fixed base level of compensation for our executives for the services they render during the year. The purpose of base salary is to compensate our Named Executive Officers in light of their respective roles and responsibilities over time. Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for the Named Executive Officers. It is vital to our goal of recruiting and retaining Named Executive Officers with proven abilities. A Named Executive Officer’s base salary is set in accordance with the terms of his or her employment agreement and is reviewed each year during the term of such agreement. Increases, if any, to base salary are based generally upon a subjective assessment of overall individual performance, market trends and the Company’s performance. In evaluating the Company’s performance, the primary consideration is our financial performance for the relevant annual period, with a focus on ROIC and operating income, each of which aligns executive and shareholder interests and which we consider to have a strong correlation with shareholder value creation. The Compensation Committee has not provided any base salary increases in the past two fiscal years for the CEO and only one Named Executive Officer had a base salary increase in fiscal 2016.

Annual Variable Performance-Based Cash Incentive Awards

Annual variable performance-based cash incentive awards are designed to encourage the achievement of various pre-determined Company financial and operating performance goals. Non-GAAP operating income and ROIC are the primary measurements of performance for cash incentive awards because of our belief that each such measurement has a strong correlation with shareholder value. ROIC assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. The Compensation Committee has the discretion to make adjustments to operating income and ROIC for extraordinary one-time events, or other items beyond management’s control and to award additional cash incentives based on other criteria.

Annual Performance-Based and Service-Based Equity Awards

The Compensation Committee annually grants equity (restricted stock, restricted stock units or stock options) to our Named Executive Officers, since it believes this element of our compensation program provides our Named Executive Officers with the opportunity to develop a significant ownership stake in the Company and directly aligns their interests with the long-term interests of our shareholders. In addition, equity awards serve as a retention vehicle for the Named Executive Officers because, if performance criteria is met, they typically vest over three years and generally are forfeited if not vested upon termination of employment. The Committee has focused on the use of stock options for our CEO to strengthen both pay-for-performance and shareholder alignment.

In approving long-term equity incentives, the Compensation Committee focuses on the Company’s overall performance, the value of the proposed award, the amount and value of awards granted in prior years, and the overall compensation package of the Named Executive Officer with the ultimate goal of aligning the interests of the executives with our shareholders’ interests and motivating and retaining critical leadership through the use of equity. The Compensation Committee also believes that linking the personal financial interests of our Named Executive Officers to the Company’s long-term performance discourages excessive risk taking and supports sustainable shareholder value creation.

In addition to the performance-based equity awards, the Company has historically granted service-based annual equity awards at the December meeting of the Compensation Committee. Equity awards are made by the Compensation

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Compensation Discussion and Analysis

Committee from time to time to incentivize and reward certain performance and to provide additional retention value. See the “— Long-Term Equity Incentives” section of this Compensation Discussion and Analysis for more information.

The Compensation Committee’s policy is to set the exercise price of stock option awards by using the closing price of our stock on the date of the grant. The Compensation Committee determines the number of shares of a value-based restricted stock unit award by using an average of the closing price of the Company’s stock for a 45-day period prior to the date of grant. Annual equity awards are approved at an in-person meeting of the Compensation Committee on the day of the Annual Meeting of Shareholders provided that the Company is in an open trading window.

Process for Determining Named Executive Officer Compensation in Fiscal 2016

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed of all non-employee directors who meet the standard for independence under NASDAQ rules and is responsible for reviewing, approving, and monitoring compensation policies and programs that are consistent with the Company’s business strategy and aligned with shareholders’ interests. Specifically, the Compensation Committee is responsible for:

¡	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and other Named Executive Officers;
¡	negotiating the employment agreement of the CEO;
¡	reviewing and approving the employment contracts of all other Named Executive Officers;
¡	reviewing and approving annual incentive awards to Named Executive Officers; and
¡	reviewing and approving equity-based compensation plans and grants of equity awards under such plans and the Board-approved policies or guidelines applicable to them.

The Compensation Committee meets several times a year to review and approve executive compensation programs and, if necessary, recommend approval to the Board of Directors.

ROLE OF MANAGEMENT

The Compensation Committee regularly meets with the CEO to receive reports and recommendations regarding the compensation of our Named Executive Officers other than the CEO. In particular, the CEO recommends to the Compensation Committee annual base salaries, annual incentive awards and long-term or performance equity grants for the Named Executive Officers other than himself. The Compensation Committee then evaluates each Named Executive Officer, sets performance criteria for annual cash incentive awards, and makes long-term equity grants, if any. At the beginning of each fiscal year, Management Incentive Plan (“MIP”) targets for certain financial measures, such as operating income and ROIC, are established with consideration for adjustments for one-time expenses or longer term investments that are planned. As part of its evaluation process, the Compensation Committee considers the Company’s performance and consistency, the Named Executive Officer’s individual performance over the prior year, changes in responsibilities, and future potential as well as data available from compensation surveys and compensation consultants. Although the Compensation Committee considers the CEO’s recommendations, the final decisions regarding base salary, annual incentive awards and equity awards are made by the Compensation Committee.

ROLE OF COMPENSATION CONSULTANT

From time to time, the Compensation Committee has utilized an independent expert compensation professional. During fiscal 2014, a compensation consultant worked with the Compensation Committee in connection with evaluating Named Executive Officer compensation packages in preparation of new three-year employment agreements for each Named Executive Officer that became effective on July 1, 2014. No compensation consultant was used by the Company during fiscal 2015 or 2016 in the analysis of any director’s or executive’s compensation.

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Compensation Discussion and Analysis

Determining Named Executive Officer Compensation in Fiscal 2016

SUMMARY

Our executive compensation program emphasizes performance-based pay. The elements of compensation and the general mix of compensation amongst the various elements remained unchanged in fiscal 2016. The Company’s financial performance during fiscal 2016 is reflected in the compensation of each of our Named Executive Officers for fiscal 2016, particularly with respect to payouts pursuant to our annual cash incentive program. Our cash incentive opportunity is designed such that if our financial results, as measured by non-GAAP operating income and ROIC, reflect an increase in the financial performance of the Company, our executives should realize a greater impact on their cash incentive opportunity. Under the cash incentive opportunity for our Named Executive Officers for fiscal 2016, awards are based on non-GAAP operating income targets but may be adjusted upward or downward based on ROIC for the year. In addition, individual performance is also taken into account by the Compensation Committee and an additional amount may be paid if an executive exceeds expectations. The award may also be reduced or eliminated completely by the Compensation Committee if an executive does not meet performance expectations of the Compensation Committee. Awards are also capped at 200% of the executive’s target bonus regardless of our financial performance.

For fiscal 2016, based on (i) our financial performance, (ii) the Compensation Committee’s pre-established MIP operating targets for the cash incentive opportunity, and (iii) his performance, the cash incentives paid to our CEO was $419,922 less than the amount he received for fiscal 2015 (a 32% reduction year over year) and $454,462 less than the amount he received for fiscal 2014. We believe this result is appropriately aligned with the Company’s fiscal 2016 financial performance.

Relatedly, the equity awarded to our CEO was $533,784 less than the amount he received for fiscal 2015 (a 31% reduction year over year) and $194,978 less than the amount he received for fiscal 2014.

In addition, the total compensation of our CEO has generally increased or decreased during the past five fiscal years as adjusted ROIC and non-GAAP Operating Income has increased or decreased. We believe this correlation between the Company’s performance and pay appropriately motivates and rewards our CEO and is beneficial to our shareholders.

In addition, we believe that it is important to link each of our Named Executive Officers’ compensation and personal financial interests with long-term shareholder value creation. Accordingly, 31% of our CEO’s total compensation for fiscal 2016, and 26% of the total compensation of all other Named Executive Officers, was in the form of long-term equity incentives. Our CEO has been awarded stock options to directly link the CEO’s interest to that of shareholders. Cumulatively, variable cash and long-term equity incentives to our CEO constituted $2,093,013, or 55% of his total compensation.

Greater detail regarding the compensation of our Named Executive Officers can be found within the 2016 Summary Compensation Table located within this Proxy Statement.

Employment Agreements

We have determined that our Company’s and our shareholders’ interests are best served by entering into three-year employment agreements with our Named Executive Officers. Such agreements are the result of arm’s length negotiations between the Compensation Committee, the Company, the CEO and other Named Executive Officers and all such agreements are approved by the Compensation Committee. We believe that such three-year employment arrangements benefit us and our shareholders by permitting us to attract and retain Named Executive Officers with demonstrated leadership abilities and to secure the services of such Named Executive Officers over an extended period of time. In addition, three-year employment agreements align executive interests with the long-term interests of the Company and serve our recruitment and retention goals by providing executive officers with security based on the knowledge of how they will be compensated over the term of the agreement, while at the same time providing the Company with significant protections regarding non-competition, non-solicitation of business and employees, and confidential business information.

Each of our Named Executive Officers was a party to an employment agreement during fiscal 2016, which set forth the executive’s base salary, annual cash incentive opportunity, and equity award opportunity. See the “Employment Agreements and Potential Payments upon Certain Events” section of this Proxy Statement for more information.

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Compensation Discussion and Analysis

Base Salary

The initial base salary for each Named Executive Officer is established in the Named Executive Officer’s employment agreement. Base salary was initially determined for each Named Executive officer based on the abilities, qualifications, accomplishments and prior work experience of the Named Executive Officer, as well as the market compensation comparable for the position.

Pursuant to a Named Executive Officer’s employment agreement, annual upward adjustments may be considered by the Compensation Committee on a discretionary basis. In deciding whether to make an increase to a Named Executive Officer’s compensation, the Compensation Committee considers the consistency of the Named Executive Officer’s individual performance over the prior year, changes in the Named Executive Officer’s responsibilities and the Named Executive Officer’s future potential. The Compensation Committee also considers data available from benchmarking studies obtained from a range of industry and general market sources, as well as information that may be provided by its compensation consultants, including comparisons of peer companies comprised of other participants in the industry and other similar companies based on size and other objective factors.

All Named Executive Officer employment agreements require an annual review of base salary by the Compensation Committee, which in its discretion may provide for a base salary increase. In evaluating Company performance, the primary focus is upon financial performance for the relevant annual period, measured generally by non-GAAP operating income and ROIC. Base salaries for the Named Executive Officers for fiscal 2016 became effective on July 1, 2015 as follows:

Named Executive Officer	Base Salary
Mr. Baur	$850,000
Mr. Mathis	$380,000
Mr. Ellsworth	$350,000
Mr. Lyons	$275,000

The only change to Named Executive Officer base salaries in fiscal 2016 was a $25,000 raise to Mr. Lyons which the Compensation Committee deemed was appropriate in light of his prior accomplishments and experience and market trends.

See the “— Process for Determining Named Executive Officer Compensation in Fiscal 2016” section of this Compensation Discussion and Analysis for more information.

Annual Performance-Based Cash Incentives

The principal objective of our performance-based cash incentives is to motivate and reward our Named Executive Officers for performance in achieving our business objectives based upon annual attainment of both operating income and ROIC targets.

The Compensation Committee created a new cash incentive design for the Named Executive Officers beginning in fiscal 2013, which we refer to as the MIP. Annual performance-based cash incentives were set based on an analysis of market data and assessing the experience of the respective individual and their respective role. The design provides that each Named Executive Officer’s cash incentive opportunity will be expressed as a percentage of his or her base salary and earned based on operating income results as compared to pre-established threshold and stretch goals. Each Named Executive Officer has a variable factor by role or position applied as a percentage against their respective base salary. In addition, the cash incentive may be modified by ROIC results. The Compensation Committee, prior to each year of a performance period, will set a Management Incentive Plan target operating income (“MIP OI Target”) and ROIC target (“MIP ROIC Target”), that are both non-GAAP calculations, to provide for appropriate long term incentives to management. The Compensation Committee establishes MIP targets at the beginning of the fiscal year with certain adjustments to align management’s performance on focused strategic objectives. Individual performance results are also factored into the cash incentive opportunity. For example, if an executive performs significantly below expectations, he or she will not earn a bonus regardless of our financial performance. If the Company meets both the MIP OI Target and MIP ROIC Target and the executive exceeds expectations, he or she will be entitled to an additional cash bonus up to 20% of the bonus earned based on operating income as modified by ROIC. The maximum incentive award for any Named Executive Officer is 200% of his target bonus.

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Compensation Discussion and Analysis

For the fiscal year ended June 30, 2016, the cash incentives were paid to our Named Executive Officers in accordance with our annual cash incentive program. For fiscal 2016, the Compensation Committee established both a MIP OI Target of $122.1 million and a MIP ROIC Target of 14.6%.

Under the cash incentive program, for the Named Executive Officers for fiscal 2016, awards may be modified by ROIC results as follows:

	MIP Operating Income (% of Target/Budget)
MIP ROIC	Below 80%	80%	85%	90%	95%	100%	105%	110%	115%
Below 10%	0%	0%	0%	0%	0%	0%	0%	0%	0%
10% to 12.99%	0%	40%	50%	60%	70%	80%	93%	107%	120%
13% to 14.99%	0%	45%	56%	68%	79%	90%	105%	120%	135%
15% to 16.99%	0%	50%	63%	75%	88%	100%	117%	133%	150%
17% to 19.99%	0%	55%	69%	83%	96%	110%	128%	147%	165%
Over 20%	0%	60%	75%	90%	105%	120%	140%	160%	180%

Operating income results between standards result in bonus calculation by straight-line interpolation. The Compensation Committee used the table above to set the Named Executive Officers’ cash incentive awards for fiscal 2016.

Additionally, the cash incentive award may be modified as set forth below based on the results of MIP ROIC. The table below does not include a potential individual modifier:

MIP ROIC	MIP Award Modification
10% or less	No award
10% –12.99%	Award reduced by 20%
13% –14.99%	Award reduced by 10%
15% –16.99%	Award unchanged
17% –19.9%	Award increased by 10%
20% or more	Award increased by 20%

For fiscal 2016, MIP ROIC results did not modify the amount of the cash incentive awards for the Named Executive Officers. Therefore, as a result of the Company’s operating income and ROIC for fiscal 2016 in relation to the targets described above, the incentive award earned by all Named Executive Officers in fiscal 2016 was 71% of all target bonuses.

The Compensation Committee also has the discretion to modify or eliminate an individual executive’s cash incentive award based on the executive’s job performance as follows:

Individual Performance	Award Modification
Significantly below expectations	No award
Below expectations	Award reduced by up to 20%
Meets expectations	Award unchanged
Exceeds expectations	Award increased by up to 20%

The Compensation Committee modified individual variable based incentive awards for fiscal 2016 for Messrs. Mathis, Ellsworth, and Lyons in recognition of their important contributions to the Company’s acquisition activities that resulted in the purchase of KBZ Communications, Inc. These award modifications are identified in the tables below as “Additional Amount under MIP.”

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Compensation Discussion and Analysis

The specific calculations, target and cash awards for each Named Executive Officer for fiscal 2016 are detailed below.

Michael L. Baur	Calculation
Base Pay	$850,000
Variable Factor	150%
Bonus Target	$1,275,000
Bonus Maximum	$2,550,000
% of Bonus Target	71.05%
Amount of Cash Incentive	$905,888

Charles A. Mathis	Calculation
Base Pay	$380,000
Variable Factor	70%
Bonus Target	$266,000
Bonus Maximum	$532,000
% of Bonus Target	71.05%
Amount of Cash Incentive	$188,993
Additional Amount under MIP	$25,000

Total Awarded	$213,993

John J. Ellsworth	Calculation
Base Pay	$350,000
Variable Factor	55%
Bonus Target	$192,500
Bonus Maximum	$385,000
% of Bonus Target	71.05%
Amount of Cash Incentive	$136,771
Additional Amount under MIP	$25,000

Total Awarded	$161,771

Gerald Lyons	Calculation
Base Pay	$275,000
Variable Factor	20%
Bonus Target	$55,000
Bonus Maximum	$110,000
% of Bonus Target	71.05%
Amount of Cash Incentive	$39,078
Additional Amount under MIP	$5,000

Total Awarded	$44,078

Long-Term Equity Incentives

GENERAL OVERVIEW

Equity awards are a significant component of our Named Executive Officer compensation. We grant equity awards, currently in the form of stock options, restricted stock awards and/or restricted stock units and performance-based restricted stock units or awards, to promote the success and enhance the value of the Company by providing participants with an incentive for outstanding performance. Equity awards are granted under our 2013 Plan, which is designed to align the interests of participants, including our Named Executive Officers, with those of the shareholders

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Compensation Discussion and Analysis

by linking a portion of their compensation directly to increases in shareholder value. Equity-based awards also provide the Company with the flexibility to motivate, attract and retain the services of employees upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent. We believe that equity awards provide long-term incentives to our Named Executive Officers because they tie the Named Executive Officers’ financial interests to those of our shareholders.

We maintain a formal Equity Award Grant Policy whereby equity awards to employees are made by, or with the oversight of, the Compensation Committee or the Board. Under the policy, the Board and the Compensation Committee have delegated limited authority to our CEO to make awards to newly-hired or newly-promoted employees and for performance recognition awards to employees, in each case who are not officers or directors under Section 16(a) of the Exchange Act or “covered employees” under Code Section 162(m), subject to individual grant limits of either (but not both) options or stock appreciation rights (or similar awards) for up to 15,000 shares, or restricted awards or restricted stock units (or similar awards) for up to 5,000 shares. In addition, the CEO has authority to grant quarterly equity performance awards to employees. Any individual grant of a quarterly performance equity award pursuant to this delegation of authority to the CEO is limited to a maximum fair market value of $25,000 to any one employee, subject to an aggregate maximum fair market value of $100,000 to all employees receiving such awards in any quarter. The Compensation Committee must approve other equity awards to employees, including grants to officers under Section 16(a) of the Exchange Act and to “covered employees” under Code Section 162(m), and either the Board or the Compensation Committee must approve equity grants in connection with a merger, acquisition or similar transaction. Under the policy, our Worldwide Vice President of Human Resources and Principal Accounting Officer oversee the documentation of, and accounting for, equity award grants.

The Compensation Committee historically has granted annual service-based equity awards to employees based on merit, which vest over a three-year period in the majority of instances, provided that the grantee remains employed with the Company through each vesting date. The grant date for annual equity awards is typically the date following the annual shareholders meeting, provided that such grants must be made during an open “window” for stock transactions (under our insider trading compliance program). In the event that the scheduled annual grant date following the annual shareholders meeting does not occur during an open window with respect to the participant, the annual grant for such participant will occur at the next Compensation Committee meeting that occurs during an open window. The annual grant date for the Named Executive Officers is the same as for other employees, provided that the window is open with respect to the grantee.

In addition to the annual service-based equity awards discussed above, the Compensation Committee, from time to time, also grants to certain of our Named Executive Officers additional performance-based restricted stock awards and/or restricted stock units that contain both performance and service vesting conditions over a multi-year period. These combined performance- and service-based awards are discussed in greater detail below.

The Compensation Committee also may meet throughout the year as often as required, to make special grants of equity awards in the case of the hiring or promotion of persons who are Section 16 officers or Code Section 162(m) “covered employees” or other eligible persons, or in other situations not involving annual grants. The grant date for non-annual grants approved by the Compensation Committee is the date of the Compensation Committee meeting at which such grants are approved, provided that the meeting occurs during an open window, except in the case of newly hired or newly promoted officers or employees, in which case the grant date is the fifth trading day of the next month (or, if the window is closed on that date, the first succeeding trading day when the window is open). New hire or promotion grants made by the CEO also occur on the fifth trading date of the month following hire and CEO approval of the grant, provided that the window is open on such date (or, if the window is not open on such date, on the first succeeding trading day when the window is open). In any event, all equity awards must be made during an open window with respect to such person.

The number of shares subject to service-based stock options, restricted stock awards or restricted stock units granted by the Compensation Committee to our executives in a given year is based on, among other things, overall Company performance, the number of shares available for awards under the 2013 Plan or successor plan, the value of the proposed award, the amount of options and/or shares of restricted stock or restricted stock units awarded in prior years, total compensation and consideration of the competitive market practice by respective position level and experience, with the ultimate objective of motivating, rewarding and retaining Named Executive Officers while maintaining efficient use of equity and preserving shareholder value.

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Compensation Discussion and Analysis

The exercise price of all stock options granted by the Compensation Committee, including grants by our CEO pursuant to delegated authority, cannot be less than 100% of the fair market value (as determined under the applicable stock plan) of the common stock on the date of the grant. Stock options generally are subject to a three-year vesting schedule and a ten-year term. Restricted stock awards and restricted stock units that are not performance-based generally are subject to a three-year vesting schedule. In addition, vesting of such awards accelerates on a change of control followed by termination in certain instances or upon death, disability or termination due to retirement. In certain circumstances, the option term may be reduced due to termination of employment, death or disability of a participant.

The Compensation Committee will continue to consider the use of stock options, restricted stock awards and restricted stock units for future grants to our Named Executive Officers.

SERVICE-BASED EQUITY AWARDS

Long-term equity incentives were awarded to our Named Executive Officers during fiscal 2016, as provided below. Each of the following equity awards generally vests and, if applicable, becomes exercisable in one-third increments on the anniversary of the grant date over three years, subject to the continued employment of the Named Executive Officer on the applicable vesting date.

Named Executive Officer	Form of Equity Incentive Award	Amount of Shares Subject to Award
Mr. Baur	Stock Option	125,000
Mr. Mathis	Restricted Stock Unit	4,752
Mr. Ellsworth	Restricted Stock Unit	4,171
Mr. Lyons	Restricted Stock Unit	2,640

The Compensation Committee has historically granted stock options to Mr. Baur rather than restricted stock awards or restricted stock units as his annual service-based awards. The Compensation Committee believes that the CEO’s equity award should be directly aligned with shareholder return, given the nature of this position and the role of equity in the total compensation for the CEO compared to the role of equity for the other Named Executive Officers.

PERFORMANCE- AND SERVICE-BASED EQUITY AWARDS

To further strengthen the performance objectives of our long-term equity incentives, the Compensation Committee considers including performance- and service-based restricted stock awards and restricted stock units as a part of long-term incentives for Named Executive Officers.

In connection with the employment agreements for Messrs. Mathis, Ellsworth and Lyons effective July 1, 2014, the Compensation Committee granted each executive three-year performance and service-based restricted stock units. The award for each grantee is split into three one-year performance periods, matching up with the Company’s fiscal year. Vesting of the awards for each executive is subject to attainment of operating income goals, continued service and other terms and conditions established by the Compensation Committee (including discretion of the Compensation Committee as to the extent, if any, to which the award is earned). The Compensation Committee established non-GAAP operating income as the performance metric for these awards, with target levels set in line with the MIP OI Target. Mr. Mathis’ grant is valued at $300,000 ($100,000 per year). Mr. Ellsworth’s grant is valued at $150,000 ($50,000 per year). Mr. Lyons’ grant is valued at $75,000 ($25,000 per year). No stock units will vest, if at all, until June 30, 2017 and, in addition to the requirement that the performance goals be met, the grantee must have been employed by the Company from the grant date until that date in order to receive the shares underlying the awards.

Perquisites

The Company only provides limited perquisites to our Named Executive Officers, including the availability of a voluntary comprehensive physical examination once every fiscal year. This perquisite does not reward any particular performance, but meets a certain business objective, which is why we choose to provide it. The physical examination helps ensure our Named Executive Officers’ continued health and ability to render services to the Company through an annual physical program. The physicals are provided to encourage senior leaders of the Company to set the example for living positively and active healthy living. The Company does not provide any other perquisites to its Named Executive Officers.

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Compensation Discussion and Analysis

Health and Insurance Plans

Our Named Executive Officers are entitled to participate in our health, vision, dental, paid time off, life, disability and employee stock purchase plans to the same degree that our other employees are entitled to participate. In addition, our Named Executive Officers participate in a supplemental long-term disability plan and each receives term life insurance in the amounts of $1,000,000 (subject to underwriting) and $500,000 (subject to limited underwriting).

Deferred Compensation Plan

We maintain a deferred compensation plan pursuant to which Named Executive Officers may defer a portion of their annual compensation. Participants invest their deferrals and Company matching contributions among various funds designated by the plan administrator (and currently may not be invested in our common stock). Matching contributions are identified in each Named Executive Officer’s employment agreement and such contributions vest over a five-year period. Participants become fully vested in any employer contributions as long as they are continuously employed until their death, total disability, the date in which the sum of age and years of service equals or exceeds 65 or the occurrence of a change of control. We maintain a deferred compensation plan to provide a competitive benefit and to facilitate adequate savings for retirement on a tax efficient basis for our Named Executive Officers.

Retirement Benefits

The Named Executive Officers are eligible to participate in our 401(k) Plan, which is a Company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at Internal Revenue Code annual limits. The Company provides a match up to a total of $800 per year per employee.

Participants in our 401(k) plan are also eligible for any annual discretionary profit sharing contributions authorized by the Compensation Committee. These contributions vest over a five-year period. For fiscal 2016, the Compensation Committee authorized discretionary profit sharing contributions to the 401(k) plan for all of our employees, including our Named Executive Officers. The amount allocated is calculated as a percentage of eligible cash compensation up to $265,000. The amount allocated to each Named Executive Officer for the fiscal 2016 was the same percentage as for all of our employees, but the amount allocated was capped at $11,357. See the “Summary Compensation Table — All Other Compensation” section of this Proxy Statement for the amounts received by our Named Executive Officers.

Employee Stock Purchase Plan

All eligible employees may participate in our Employee Stock Purchase Plan (“ESPP”), which is a Company-wide employee stock purchase plan. The intent of the ESPP is to assist our employees in acquiring a stock ownership interest in the Company.

Process for Determining Named Executive Officer Compensation in Fiscal 2017

The Compensation Committee met in September of 2016 to determine the Named Executive Officers’ base salaries for fiscal 2017. The Compensation Committee did not award any base salary increase to any Named Executive Officer.

Other Important Compensation Policies Affecting the Named Executive Officers

Claw-Back Policy

If a Named Executive Officer receives an award under the Company equity or cash incentive plans based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which such Named Executive Officer was entitled and the restatement is based in whole or in part on the misconduct of the Named Executive Officer, then the Named Executive Officer will refund to the Company the difference between what they received and what they should have received. In addition, this policy will require the recoupment of any compensation as mandated by all applicable laws, rules, and regulations. The Compensation Committee monitors laws, rules and regulations on claw-back policies and shall amend this policy as required to comply with any future new claw-back rules or regulations.

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Compensation Discussion and Analysis

Stock Ownership Requirements

The Compensation Committee has adopted minimum ownership requirements for Company stock for the CEO, as well as for the other members of the Board of Directors. The ownership target for the CEO has been established as three times his annual base compensation. The other members of our Board of Directors have an ownership target of five times their annual board cash retainer in Company securities. Both our CEO and all other members of our Board of Directors are compliant with our stock ownership guidelines. Our CEO is expected to utilize grants under equity compensation plans to maintain the levels of ownership required by the policy. The policy also incorporates an equity retention requirement by requiring him to retain 50% of the net shares resulting from the vesting or exercise of certain awards to obtain the required ownership under the policy.

Anti-Hedging and Anti-Pledging Policy

Our Named Executive Officers and Directors are prohibited from holding Company securities in margin accounts or pledging Company securities as collateral for a loan. Our Named Executive Officers and Directors are also generally prohibited from certain hedging transactions and any hedging transaction would require pre-approval from our General Counsel.

Post-Termination Restrictions and Compensation

The Compensation Committee believes that the Company’s Named Executive Officers should be provided with reasonable severance benefits in the event a Named Executive Officer is terminated under certain circumstances. Severance benefits for Named Executive Officers reflect the fact that the Named Executive Officer may not be able to find reasonably comparable employment within a reasonable period of time following a termination. In addition, the Compensation Committee believes that certain post-termination benefits such as change of control payments will allow the Named Executive Officers to focus their time on potential transactions that may be beneficial to the Company, rather than have concern for their own employment prospects following a change of control.

NON-COMPETE AND NON-SOLICITATION AGREEMENTS

Our Named Executive Officers are obligated pursuant to their employment agreements not to compete with the Company for a period of twenty-four months following their termination of employment with the Company. The agreements also restrict the Named Executive Officer’s disclosure and use of confidential information to which they were exposed during their employment. In addition, the agreements provide for restrictions on the solicitation of vendors, customers and employees of the Company for a period of twenty-four months following termination of employment.

SEVERANCE AND CHANGE OF CONTROL BENEFITS

In the event of a termination of employment by the Company other than for cause, death, disability, retirement, the expiration of the employment agreement or by a Named Executive Officer for good reason, the Named Executive Officer will be entitled to a severance payment, provided that the Named Executive Officer is in, and remains in, compliance with the non-competition, confidentiality, non-solicitation and related covenants provided in his employment agreement. The amount of a severance payment varies based upon the Named Executive Officer’s historic compensation amounts and their length of service to the Company, up to three times the Chief Executive Officer’s and two and a half times the other Named Executive Officer’s average annual base salary and variable compensation over the last three fiscal years prior to a termination. These potential payments are discussed in more detail under the caption “Employment Agreements and Potential Payments Upon Certain Events” below.

Our Named Executive Officers’ employment agreements provide for severance in the event of certain termination in connection with a change of control. Such severance payments will only be made if there is a “double trigger.” That is, both a change in control and a termination of employment. This is discussed in more detail under the caption “Employment Agreements and Potential Payments Upon Certain Events” below. The Compensation Committee believes this benefit is required to offer competitive benefits to attract and retain highly qualified executives.

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Compensation Discussion and Analysis

Additional Compensation Matters

Consideration of Results of Shareholder Advisory Votes in Executive Compensation

The Compensation Committee monitors the results of the “Say-on-Pay” vote and considers those results along with the objectives listed above in determining compensation policies. A substantial majority (over 98%) of our shareholders voting at the meeting approved the compensation program described in our 2015 proxy statement. The Compensation Committee interpreted this vote result as a strong indication of support for our current compensation program. In light of this support, and its own independent review of our executive compensation program, the Compensation Committee did not implement any significant changes to the executive compensation program disclosed in our 2015 proxy statement.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation programs for all employees and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards. During fiscal 2016, the Compensation Committee reviewed our compensation policies and practices for all employees, including our Named Executive Officers, particularly as they relate to risk management practices and risk-taking incentives. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies.

Based on this review, the Compensation Committee believes that our compensation programs do not encourage excessive risk but instead encourage behaviors that support sustainable value creation. The following features of our executive incentive compensation program illustrate this point.

¡	Our compensation program design provides a balanced mix of cash and equity and annual and long-term incentives that are designed to encourage strategies and actions that are in the Company’s and our shareholders’ long-term best interests. Equity awards such as service and performance-based restricted stock awards and restricted stock units reinforce our long-term performance perspective.

¡	Our performance goals and objectives generally reflect a mix of corporate and other performance measures designed to promote progress towards both our annual and longer-term goals.

¡	A significant component of each of our Named Executive Officers’ total direct compensation consists of long-term, equity-based incentive awards that are designed to encourage these Named Executive Officers to focus on sustained stock price appreciation.

¡	Equity awards typically have vesting schedules of three years and, in some cases, have performance-based vesting components as well; thus, Named Executive Officers typically will always have unvested awards that could decrease significantly in value if our business is not well-managed for the long term.

¡	Equity incentive awards are granted periodically, typically annually, during open window periods and under an established equity grant program.

¡	The Compensation Committee believes that our overall compensation of our Named Executive Officers is at reasonable and sustainable levels, as determined by a review of historical analysis and a review of our economic positions and prospects, as well as the compensation offered by comparable companies.

¡	The Compensation Committee retains discretion to reduce compensation based on corporate and individual performance and other factors.

¡	Equity awards are subject to annual limitations on the number of shares that may be awarded during any year. The typical Company compensation structure has a threshold and maximum for cash bonuses.

¡	The target levels under our annual cash bonus program are designed to be set at a level where achieving the target incentive compensation levels is not guaranteed and the achievement of such levels is rewarding to both the Named Executive Officer and the shareholders.

¡	Named Executive Officer base salaries are consistent with the Named Executive Officers’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

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Compensation Committee Report

¡	Our internal reporting system ensures a more consistent and ongoing assessment of financial results used to determine payouts.

¡	Our stock ownership policy sets out a minimum level of Company share ownership for our CEO so that he has personal wealth tied to the long-term success of Company and is therefore aligned with shareholders, and imposes an equity retention requirement to facilitate attaining such levels of ownership.

¡	We maintain a “claw-back policy,” which requires the reimbursement of any incentive compensation to executive and certain other officers, the payment of which was predicated upon the achievement of financial results that were subsequently the subject of a restatement caused by the recipient’s fraud or misconduct, or is otherwise required under applicable laws, rules, and regulations.

¡	Officers must obtain permission from the Office of the General Counsel before the purchase or sale of any shares, even during an open trading period.

Based on a combination of the above, we believe that (i) our Named Executive Officers and other employees are encouraged to manage the Company in a prudent manner because our compensation programs are aligned with our business strategy and risk profile, and (ii) our incentive programs are not designed to encourage our Named Executive Officers or other employees to take excessive risks or risks that are inconsistent with our best interests. In addition, we have in place various controls and management processes that help mitigate the potential for incentive compensation plans to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 and in this Proxy Statement.

Submitted by the Compensation Committee:

Peter C. Browning, Chair

Steven R. Fischer

John P. Reilly

Charles R. Whitchurch

Michael J. Grainger

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Compensation Committee report by reference therein.

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Compensation Tables

COMPENSATION TABLES

2016 Summary Compensation Table

The following table summarizes compensation paid to or accrued on behalf of the Named Executive Officers for the year ended June 30, 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael L. Baur	2016	850,000	—		—	1,187,125	905,888	879,670	3,822,683
Chief Executive Officer	2015	850,000	300,000	(4)	—	1,720,909	1,325,810	883,454	5,080,173
	2014	800,000	—		—	1,382,103	1,360,350	232,718	3,775,171
Charles A. Mathis	2016	380,000	—		254,489	—	213,993	57,598	906,080
Executive Vice President	2015	380,000	—		335,665	—	276,600	68,075	1,060,340
and Chief Financial Officer	2014	325,000	—		229,858	—	200,464	116,953	872,275
John J. Ellsworth	2016	350,000	—		195,796	—	161,771	101,168	808,735
Executive Vice President,	2015	350,000	—		332,448	—	200,171	83,450	966,069
General Counsel and Corporate Secretary	2014	274,385	100,000	(5)	172,393	—	152,661	49,676	749,115
Gerald Lyons	2016	275,000	—		119,057	—	44,078	25,134	463,269
Senior Vice President,	2015	250,000	—		184,969	—	51,993	34,781	521,743
Corporate Controller and	2014	250,000	15,000	(6)	140,236	—	61,681	29,362	496,279
Principal Accounting Officer

(1)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see Note 10 to our audited financial statements for the fiscal year ended June 30, 2016, included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016. Please see the “Form 10-K” section of this Proxy Statement.
(2)	Reflects the value of cash incentives earned pursuant to our annual incentive bonus program. For information regarding our annual incentive bonus program, see the discussion in “Executive Compensation — Compensation Discussion and Analysis” in this Proxy Statement.
(3)	See the All Other Compensation table below for additional information.
(4)	Consists of a bonus for the successful ERP implementation.
(5)	Consists of a bonus payable as the result of performance related to a Company legal recovery.
(6)	Consists of a bonus adjustment in connection with a legal recovery.

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2016 All Other Compensation Table

2016 ALL OTHER COMPENSATION TABLE

The following supplemental table summarizes all other compensation paid to our Named Executive Officers for the year ended June 30, 2016, which is included in the All Other Compensation column in the 2016 Summary Compensation Table above:

Name	Fiscal Year	Per- quisites ($)		Company Contributions to Nonqualified Deferred Compensation Plan ($)		Company Paid Disability Benefit ($)(1)	Company Contributions to Deferred Contribution Plans (401(k) and Profit Sharing) ($)	Company Profit Sharing (Cash Payment) ($)	Company Paid Travel for Spouses ($)	Other ($)		Total ($)
Michael L. Baur	2016	4,419	(4)	800,000	(2)	51,248	12,157	—	6,340	5,506	(3)	879,670
	2015	—		800,000		51,248	14,450	7,800	5,358	4,598	(3)	883,454
	2014	—		200,000		3,444	23,904	—	5,370	—		232,718
Charles A. Mathis	2016	—		30,205		11,660	12,157	—	—	3,576	(3)	57,598
	2015	4,986	(4)	26,064		11,660	14,450	7,800	—	3,115	(3)	68,075
	2014	—		7,313		936	23,904	—	—	84,800	(5)	116,953
John J. Ellsworth	2016	1,297	(4)	75,000		7,650	12,157	—	—	5,064	(3)	101,168
	2015	—		50,000		7,012	14,450	7,800	—	4,188	(3)	83,450
	2014	—		25,000		772	23,904	—	—	—		49,676
Gerald Lyons	2016	3,750	(4)	5,376		917	12,157	—	—	2,934	(3)	25,134
	2015	—		9,006		917	14,450	7,800	—	2,608	(3)	34,781
	2014	—		4,726		732	23,904	—	—	—		29,362

(1)	Includes supplemental long-term disability benefits for fiscal year 2015.
(2)	The deferred compensation benefit is provided in connection with Mr. Baur’s employment agreement, which is discussed below under “Employment Agreements and Potential Payments upon Certain Events.”
(3)	Represents life insurance benefits.
(4)	Represents physical examination costs.
(5)	Represents relocation expenses for Mr. Mathis.

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2016 Grants of Plan Based Awards Table

2016 GRANTS OF PLAN BASED AWARDS TABLE

The following table summarizes awards granted to each of the Named Executive Officers during the year ended June 30, 2016 under the 2013 Plan:

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)(1)	Awards ($/Sh)	Awards ($)
Michael L. Baur	12/4/2015		—	—	—	—	125,000	38.19	1,187,125	(3)
Charles A. Mathis	9/28/2015 12/4/2015	(2)	1,049 —	2,098 —	4,196 —	— 4,752	— —	— —	73,010 181,479	(3)
John J. Ellsworth	9/28/2015 12/4/2015	(2)	525 —	1,049 —	2,098 —	— 4,171	— —	— —	36,505 159,290	(3)
Gerald Lyons	9/28/2015 12/4/2015	(2)	262 —	524 —	1,048 —	— 2,640	— —	— —	18,235 100,822	(3)

(1)	See “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives — Performance- and Service-Based Equity Awards,” above.
(2)	These equity awards were part of a multi-year performance grant originally granted on June 25, 2014. The performance metrics for this tranche of awards were set on September 28, 2015. These performance- and service-based equity awards were computed in accordance with FASB ASC Topic 718. See “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives — Performance- and Service-Based Equity Awards,” above.
(3)	The grant date fair value of the option award granted on December 4, 2015 was determined pursuant to the Black-Scholes options valuation model, using the following assumptions: exercise price of $38.19, stock price volatility of 28.62%, risk-free interest rate of 1.48%, expected term of 4 years, and dividend yield of 0%. As a result of the Black-Scholes calculation, the grant date fair value of the award was $9.497. The grant date fair values of the stock awards and units are based on the closing prices of our common stock on NASDAQ on December 4, 2015.

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2016 Outstanding Equity Awards at Fiscal Year End Table

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table summarizes outstanding equity awards held by each of the Named Executive Officers as of June 30, 2016:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Michael L. Baur	100,000	—	32.13	6/20/2017
	100,000	—	36.69	12/7/2017
	5,000	—	24.57	12/4/2019
	133,000	—	36.17	5/4/2021
	67,000	—	34.35	12/2/2021
	66,761	—	34.35	8/21/2022
	77,288	38,068	42.82	12/6/2023
	55,791	108,302	41.13	12/5/2024
	—	125,000	38.19	12/4/2025
Charles A. Mathis	10,000	—	29.03	1/29/2023
					12/6/2013	1,772	65,759	—		—
					6/25/2014	—	—	7,657	(2)	284,151
					12/5/2014	3,712	137,752	—		—
					12/4/2015	4,752	176,347	—		—
John J. Ellsworth	4,000	—	32.13	6/20/2017
	4,000	—	36.69	12/7/2017
	2,185	—	29.80	12/7/2022
					12/6/2013	1,329	49,319	—		—
					6/25/2014	—	—	3,829	(2)	142,094
					12/5/2014	3,248	120,533	—		—
					12/4/2015	4,171	154,786	—		—
Gerald Lyons	4,000	—	36.69	12/7/2017
	6,006	—	29.80	12/7/2022
					12/6/2013	1,081	40,116	—		—
					6/25/2014	—	—	1,914	(2)	71,029
					12/5/2014	2,264	84,017	—		—
					2/3/2015	334	12,395	—		—
					12/4/2015	2,640	97,970	—		—

(1)	Stock options and restricted stock units generally vest over three years.
(2)	Represents performance- and service-based equity awards. Vesting of such awards is subject to the attainment of certain achievement measures and continued service. The total number of unvested shares was determined based on shares earned based on fiscal 2015 and fiscal 2016 performance plus the target shares for tranche three of the performance-based restricted stock unit awards granted by the Compensation Committee on June 25, 2014.

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2016 Option Exercises and Stock Vested Table

2016 OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the exercise of options and the vesting of stock awards by each of our Named Executive Officers during the fiscal year ended June 30, 2016:

Name	Option Awards		Restricted Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael L. Baur	129,842	804,312	—	—
Charles A. Mathis	—	—	3,682	133,362
John J. Ellsworth	—	—	3,001	108,696
Gerald Lyons	—	—	3,078	109,582

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table contains information concerning benefits earned by each of the Named Executive Officers under nonqualified deferred compensation plans during the fiscal year ended June 30, 2016:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael L. Baur	400,000	800,000	(2)	(123,405)	—	8,865,717
Charles A. Mathis	101,155	30,205	(3)	6,154	—	288,373
John J. Ellsworth	130,000	75,000	(3)	14,518	—	1,006,822
Gerald Lyons	17,920	5,376	(3)	(13,061)	—	161,493

(1)	Amounts represent voluntary deferrals of salary, bonus or a combination of both salary and bonus under our Nonqualified Deferred Compensation Plan. Contributions of deferred salary are reported as fiscal year 2016 income in the “Salary” column of the 2016 Summary Compensation Table.
(2)	Amount represents a $200,000 matching contribution under our Nonqualified Deferred Compensation Plan and a $600,000 deferred compensation benefit under Mr. Baur’s employment agreement. The deferred compensation benefit is designed to recognize Mr. Baur’s contributions as one of the co-founders and senior executives of the Company, having been with the Company as either CEO or President for over twenty-three years during which time the Company has never had a pension plan for its executives but had entered into a Senior Executive Retirement Plan for the Company’s other co-founder.
(3)	Amounts represent our matching contributions under our Nonqualified Deferred Compensation Plan. These amounts are reported as fiscal year 2016 income in the “All Other Compensation” column of the 2016 Summary Compensation Table.

Our Nonqualified Deferred Compensation Plan permits our Named Executive Officers to elect to defer a portion of their base salary and incentive bonus, and to receive matching contributions from the Company on a portion of the deferred amounts. Mr. Baur may defer up to 50% of his base compensation and 100% of his bonus, and we will provide a matching contribution of 50% of the amount deferred up to a calendar year limit of $200,000 in matching contributions. Mr. Ellsworth may defer up to 50% of his base salary and 100% of his bonus, and we will provide a matching contribution of 60% on the first 25% of compensation deferred up to a calendar year maximum of $75,000. Mr. Mathis and Mr. Lyons may each defer up to 50% of their respective base salary and 100% of their respective bonus, and we will provide a matching contribution of 30% on the first 15% of compensation deferred.

Deferred amounts are credited to each participant’s account, which is indexed to one or more investment alternatives chosen by each participant from a range of mutual fund offerings and other investments available under the plan. Each participant’s account is adjusted to reflect the investment performance of the selected investments. Benefits under the plan are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement, death or other termination of employment, or upon a change in control of the Company, as elected in advance by the participant. A participant may also elect to receive some or all of the deferred amounts and related earnings pursuant to an in-service distribution, subject to a minimum five-year deferral.

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Employment Agreements and Potential Payments upon Certain Events

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON CERTAIN EVENTS

We have entered into employment agreements with each of our Named Executive Officers. Notwithstanding these employment agreements, each executive has the right to voluntarily terminate his employment at any time. The employment agreements set forth the general terms and conditions of each Named Executive Officer’s employment and provide for certain severance benefits upon the occurrence of certain events.

The employment agreements with the Named Executive Officers provide that if the executive officer’s employment is terminated by us other than for cause, death, disability or retirement or by the executive for good reason (as defined in the employment agreements), the executive officer will receive a severance payment in bi-weekly payments over the twenty-four months after separation. In the case of Messrs. Mathis, Ellsworth and Lyons the Company will be required to provide severance benefits to the executive officer in an amount equal to one times the executive’s average annual base salary plus variable compensation earned from the Company (including any such amounts earned but deferred) in the last three fiscal years before the date of termination, less normal withholdings. In addition Messrs. Mathis, Ellsworth and Lyons will receive an amount equal to one-twelfth of the executive’s respective average compensation amount multiplied by the number of full years, beyond ten years, that he was consecutively employed by the Company prior to termination, less normal withholdings. The amount of severance benefits awarded to Messrs. Mathis, Ellsworth, or Lyons may not exceed two times the executive’s respective average compensation amount, less normal withholdings. These payments will be made in bi-weekly installments over the 24-month period after termination. Notwithstanding the foregoing, if Messrs. Mathis, Ellsworth, or Lyons employment termination occurs within 12 months after or otherwise in contemplation of a change in control, the severance benefits to the executive will consist of a pro-rata annual bonus and a single year of compensation in an amount equal to the average combined annual base salary and variable compensation earned by the executive officer (including any amounts earned but deferred) during the three fiscal years prior to his termination, multiplied by two and a half (2.5), less normal withholdings. For up to twenty-four months following the date of termination, Messrs. Mathis, Ellsworth, or Lyons may participate in the Company’s medical and dental plans, provided that each of Messrs. Mathis, Ellsworth, or Lyons will be charged for the premiums applicable to himself and his dependents, if applicable.

In the case of Mr. Baur, in the event of termination of employment as described above, the Company will be required to provide severance benefits in an amount equal to one times his average annual base salary plus variable compensation earned from the Company (including any such amounts earned but deferred) in the last three fiscal years before the date of termination, less normal withholdings. In addition, Mr. Baur will receive an amount equal to one-twelfth of his average compensation amount multiplied by the number of full years, beyond ten years, that he was consecutively employed by the Company prior to termination, less normal withholdings; provided, however, that these severance benefits may not exceed an amount equal to three times the average compensation amount, less normal withholdings. Notwithstanding the foregoing, if Mr. Baur’s termination occurs within 12 months after or otherwise in contemplation of a change of control for reasons other than cause, death, disability or retirement, or if Mr. Baur terminates his employment for good reason during such period, Mr. Baur will receive severance benefits in an amount equal to three times the average annual salary and bonus earned by Mr. Baur from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination. These payments will be made in bi-weekly installments pursuant to the Company’s normal payroll cycle during the term of the 24-month period. Mr. Baur will also receive a pro rata portion of fiscal year’s variable compensation, if any, based on the number of days elapsed in the then-current fiscal year through the date of termination. Mr. Baur’s employment agreement includes a deferred compensation benefit of $600,000 for each of 2015, 2016, and 2017, which is designed to recognize Mr. Baur’s contributions as one of the co-founders and senior executives of the Company, having been with the Company as either CEO or President for over twenty-two years during which time the Company has never had a pension plan for its executives but had entered into a Senior Executive Retirement Plan for the Company’s other co-founder. The deferred compensation payments will be made unless Mr. Baur violates one of the restrictive covenants found in his employment agreement or is terminated for cause. In the case of Mr. Baur’s death or disability during the term of the employment agreement, the Company will make any remaining payments to him or his beneficiaries, as the case may be.

From the date of termination until Mr. Baur reaches age 65, he will be entitled to participate in the Company’s medical and dental plans, provided that he pays the entire premium charged for his and his dependents’ coverage. For years after age 65, funding for Mr. Baur’s post-termination medical benefit shall be determined assuming he is enrolled in Medicare Parts A, B, and D, obtains a Medicare supplemental (MediGap) policy until age 80 and pays the full cost for such coverage.

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Employment Agreements and Potential Payments upon Certain Events

As described in their employment agreements, all Named Executive Officers are entitled to participate in a comprehensive physical program, which includes an annual examination at no cost to the Named Executive Officer. Additionally, the Named Executive Officers receive term life insurance policies in the amounts of $1,000,000 (subject to underwriting) and $500,000 (subject to limited underwriting). Each of the Named Executive Officers receives short-term and long-term disability benefits.

The material elements of compensation of each Named Executive Officer as contained in their employment agreement are included in the “Executive Compensation — Compensation Discussion and Analysis” herein. The following sets forth in tabular format the incremental compensation that would be payable to such Named Executive Officer in the event of his termination of employment under various scenarios, which we refer to as termination events. In accordance with SEC rules, the following discussion assumes:

¡	That the termination event in question occurred on June 30, 2016, the last day of fiscal 2016; and
¡	With respect to calculations based on our stock price, the reported closing price of our common stock on June 30, 2016, $37.11, was used.

The tables contained in this section do not include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our executive officers and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a termination event can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and our stock price at such time.

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	39

Employment Agreements and Potential Payments upon Certain Events

Mr. Baur

GENERAL

Pursuant to the terms of Mr. Baur’s employment agreement he received a base salary of $850,000 in fiscal 2016. Under his agreement, Mr. Baur is eligible to receive annual incentive cash and equity awards under the 2013 Plan as described in the “Executive Compensation — Compensation Discussion and Analysis” herein. Subject to the provisions of his employment agreement, Mr. Baur is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Mr. Baur is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)
Severance	4,230,589	6,092,048	—	—	—	—
Pro Rata Variable Compensation(1)	905,888	905,888	905,888	905,888	905,888	905,888
Equity Acceleration(2)	—	—	—	—	—	—
Medical Coverage(3)	438,300	438,300	438,300	438,300	438,300	—
Deferred Compensation(4)	—	—	600,000	—	600,000	—
Disability(5)	—	—	—	—	425,000	—
TOTAL	5,574,777	7,436,236	1,944,188	1,344,188	2,369,188	905,888

(1)	Employment agreements with each Named Executive Officer provide for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if the Named Executive Officer had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of each Named Executive Officer’s fiscal 2016 annual variable compensation as of June 30, 2016.
(2)	Reflects (i) the difference between fair market value as of June 30, 2016 of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason.
(3)	Reflects additional funding owed to Mr. Baur’s Nonqualified Deferred Compensation account by the Company pursuant to his employment agreement.
(4)	These amounts do not include the payout of Mr. Baur’s vested balance under our Nonqualified Deferred Compensation Plan, which is reflected and described in the Nonqualified Deferred Compensation Table in this Proxy Statement. In 2017 an additional payment of $600,000 will be made to Mr. Baur’s deferred compensation account, pursuant to his employment agreement, unless Mr. Baur violates one of the restrictive covenants found in his employment agreement or is terminated for cause. In addition, the terms of Mr. Baur’s employment agreement provide that the Company will make any remaining deferred compensation payments pursuant thereto in the event of Mr. Baur’s death or disability during the term of the employment agreement.
(5)	The executive officer’s employment agreement provides that if his employment is terminated by reason of disability, he will continue to receive his salary during the period under which he continues to receive benefits under our short-term disability policy (assumed to be six months for purposes of this disclosure), less any benefits received under our short-term disability policy.

40	2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Employment Agreements and Potential Payments upon Certain Events

Mr. Mathis

GENERAL

Pursuant to the terms of his employment agreement, Mr. Mathis serves as our CFO. For fiscal 2016 Mr. Mathis received a base salary of $380,000. Mr. Mathis is eligible to receive annual incentive cash and equity awards under the 2013 Plan. Subject to the provisions of his employment agreement, Mr. Mathis is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Mr. Mathis is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)
Severance	592,019	1,480,048	—	—	—	—
Pro Rata Variable Compensation(1)	213,993	213,993	213,993	213,993	213,993	213,993
Equity Acceleration(2)	—	379,858	379,858	379,858	379,858	—
Performance-Based Equity Acceleration(3)	—	284,151	284,151	184,919	284,151	—
Medical Coverage(4)	28,356	28,356	—	—	—	—
Deferred Compensation(5)	—	66,393	66,393	—	66,393	—
Disability(6)	—	—	—	—	190,000	—
TOTAL	834,368	2,452,799	944,395	778,770	1,134,395	213,993

(1)	Employment agreements with each Named Executive Officer provide for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if the Named Executive Officer had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of each Named Executive Officer’s fiscal 2016 annual variable compensation as of June 30, 2016.
(2)	Reflects (i) the difference between fair market value as of June 30, 2016, of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason.
(3)	Reflects the fair market value as of June 30, 2016 of the shares of all unearned and unvested performance-based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason.
(4)	Reflects the cost of providing continued health and welfare benefits to the executive officer as provided in the executive officer’s employment agreement.
(5)	These amounts do not include the payout of the executive officer’s vested balance under our Nonqualified Deferred Compensation Plan, which is reflected and described in the Nonqualified Deferred Compensation Table in this Proxy Statement.
(6)	The executive officer’s employment agreement provides that if his employment is terminated by reason of disability, he will continue to receive his salary during the period under which he continues to receive benefits under our short-term disability policy (assumed to be six months for purposes of this disclosure), less any benefits received under our short-term disability policy.

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	41

Employment Agreements and Potential Payments upon Certain Events

Mr. Ellsworth

GENERAL

Pursuant to the terms of his employment agreement, Mr. Ellsworth serves as our Executive Vice President, General Counsel and Corporate Secretary. For fiscal 2016, Mr. Ellsworth received a base salary of $350,000. Mr. Ellsworth is eligible to receive annual incentive cash and equity awards under the 2013 Plan. Subject to the provisions of his employment agreement, Mr. Ellsworth is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Mr. Ellsworth is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)
Severance	620,412	1,240,823	—	—	—	—
Pro Rata Variable Compensation(1)	161,771	161,771	161,771	161,771	161,771	161,771
Equity Acceleration(2)	—	324,638	324,638	324,638	324,638	—
Performance-Based Equity Acceleration(3)	—	142,094	142,094	92,478	142,094	—
Medical Coverage(4)	28,356	28,356	—	—	—	—
Deferred Compensation(5)	—	229,916	229,916	—	229,916	—
Disability(6)	—	—	—	—	175,000	—
TOTAL	810,539	2,127,598	858,419	578,887	1,033,419	161,771

(1)	Employment agreements with each Named Executive Officer provide for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if the Named Executive Officer had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of each Named Executive Officer’s fiscal 2016 annual variable compensation as of June 30, 2016.
(2)	Reflects (i) the difference between fair market value as of June 30, 2016, of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason.
(3)	Reflects the fair market value as of June 30, 2016, of the shares of all unearned and unvested performance-based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason.
(4)	Reflects the cost of providing continued health and welfare benefits to the executive officer as provided in the executive officer’s employment agreement.
(5)	These amounts do not include the payout of the executive officer’s vested balance under our Nonqualified Deferred Compensation Plan, which is reflected and described in the Nonqualified Deferred Compensation Table in this Proxy Statement.
(6)	The executive officer’s employment agreement provides that if his employment is terminated by reason of disability, he will continue to receive his salary during the period under which he continues to receive benefits under our short-term disability policy (assumed to be six months for purposes of this disclosure), less any benefits received under our short-term disability policy.

42	2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Employment Agreements and Potential Payments upon Certain Events

Mr. Lyons

GENERAL

Pursuant to the terms of his employment agreement, Mr. Lyons serves as our Senior Vice President, Corporate Controller and Principal Accounting Officer. For fiscal 2016, Mr. Lyons received a base salary of $275,000. Mr. Lyons is eligible to receive both annual incentive cash compensation and equity awards under the 2013 Plan. Subject to the provisions of his employment agreement, Mr. Lyons is obligated to comply with certain provisions relating to non-competition (for two years post termination), confidentiality and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Mr. Lyons is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)
Severance	310,917	777,293	—	—	—	—
Pro Rata Variable Compensation(1)	44,078	44,078	44,078	44,078	44,078	44,078
Equity Acceleration(2)	—	234,498	234,498	234,498	234,498	—
Performance-Based Equity Acceleration(3)	—	71,029	71,029	46,239	71,029	—
Medical Coverage(4)	28,356	28,356	—	—	—	—
Deferred Compensation(5)	—	23,565	23,565	—	23,565	—
Disability(6)	—	—	—	—	137,500	—
TOTAL	383,351	1,178,819	373,170	324,815	510,670	44,078

(1)	Employment agreements with each Named Executive Officer provide for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if the Named Executive Officer had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of each Named Executive Officer’s fiscal 2016 annual variable compensation as of June 30, 2016.
(2)	Reflects (i) the difference between fair market value as of June 30, 2016 of the underlying shares over the exercise price of all unvested stock options, and (ii) the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason.
(3)	Reflects the fair market value as of June 30, 2016, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason.
(4)	Reflects the cost of providing continued health and welfare benefits to the executive officer as provided in the executive officer’s employment agreement.
(5)	These amounts do not include the payout of the executive officer’s vested balance under our Nonqualified Deferred Compensation Plan, which is reflected and described in the Nonqualified Deferred Compensation Table in this Proxy Statement.
(6)	The executive officer’s employment agreement provides that if his employment is terminated by reason of disability, he will continue to receive his salary during the period under which he continues to receive benefits under our short-term disability policy (assumed to be six months for purposes of this disclosure), less any benefits received under our short-term disability policy.

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	43

Equity Compensation Plan Information

The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2016:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(4)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders
	686,118	(1)	$24.43	2,234,445
	647,425	(2)	$34.10	—
	39,340	(3)	$32.13	—
Equity Compensation Plans Not Approved by Shareholders	—		—	—
TOTAL:	1,372,883		$29.21	2,234,445

(1)	ScanSource, Inc. 2013 Long-Term Incentive Plan (“2013 Plan”). At September 30, 2016, approximately 2,234,932 shares remain available for issuance under the 2013 Plan, which allows for grants of incentive stock options, non-qualified stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock units, deferred stock units, dividend equivalent awards and other stock-based awards. Includes restricted stock outstanding, including restricted stock awards, restricted stock units, performance restricted stock awards and performance restricted stock units. Amount includes 273,669 restricted shares outstanding in the form of restricted stock units and performance units.
(2)	ScanSource, Inc. 2002 Long-Term Incentive Plan, as amended. Amount includes 1,049 restricted stock units outstanding.
(3)	ScanSource, Inc. 1997 Stock Incentive Plan, as amended.
(4)	The weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding awards of restricted stock, which have no exercise price.

44	2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the “Investors” page of our website, www.scansource.com, under the “Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2016 and particularly with regard to the audited consolidated financial statements as of June 30, 2016 and June 30, 2015 and for the three years ended June 30, 2016.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for our financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met five times during fiscal 2016.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2016, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable Public Company Accounting Oversight Board (“PCAOB”) Standards and SEC Rule 2-07 of Regulation S-X. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended June 30, 2016 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for filing with the SEC.

Audit Committee:

Charles R. Whitchurch (Chairman)

Peter C. Browning

Steven R. Fischer

Michael J. Grainger

John P. Reilly

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	45

Stock Ownership Information

PRINCIPAL SHAREHOLDER AND BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 30, 2016 by the following: (i) each of our Named Executive Officers; (ii) each of our directors and director nominees; (iii) all of our directors and executive officers as a group; and (iv) each person known to own beneficially more than 5% of our common stock.

Name	Number of Shares Beneficially Owned	Percentage(1)
FMR LLC(2)	3,192,931	12.69%
BlackRock, Inc.(3)	2,640,319	10.49%
Wellington Management Group, LLP(4)	2,056,031	8.17%
The Vanguard Group, Inc.(5)	2,027,348	8.06%
Dimensional Fund Advisors LP(6)	1,819,478	7.23%
Fiduciary Management, Inc.(7)	1,710,354	6.80%
Michael L. Baur(8)	617,647	2.46%
Steven R. Fischer	27,967	*
John J. Ellsworth(9)	21,425	*
Gerald Lyons(10)	20,179	*
Charles A. Mathis(11)	19,833	*
John P. Reilly	19,000	*
Michael J. Grainger	15,400	*
Charles R. Whitchurch	14,300	*
Peter C. Browning	6,900	*
All directors and executive officers as a group (9 persons)	762,651	3.03%

* Amount represents less than 1.0%.

(1)	Applicable percentage of ownership is based upon 25,158,726 shares of our common stock outstanding on September 30, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2)	The information reported is based on a Schedule 13G/A filed with the SEC on February 12, 2016 reporting sole power of FMR LLC, the parent holding company of subsidiary companies engaged in the securities business, to vote or direct the vote of 947,331 shares and sole power to dispose or direct the disposition of 3,192,931 shares. The subsidiary funds of FMR LLC have the sole power to vote or direct the voting of shares directly owned by the funds, and the voting of these shares is carried out under written guidelines established by the funds’ board of trustees. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)	The information reported is based on a Schedule 13G/A filed with the SEC on June 9, 2016 reporting sole power of BlackRock, Inc. to vote or direct the vote of 2,564,833 shares and sole power to dispose or direct the disposition of 2,640,319 shares. The business address of BlackRock, Inc. is 55 East 52nd St., New York, NY 10055.
(4)	The information is reported based on a Schedule 13G/A filed with the SEC on February 11, 2016 reporting the beneficial ownership of Wellington Management Group, LLP (“Wellington”) and the shared power to vote or direct the vote of 1,592,481 shares and shared power to dispose or to direct the disposition of 2,056,031 shares. The business address of Wellington is 280 Congress Street, Boston, MA 02210.
(5)	The information is reported based on a Schedule 13G/A filed with the SEC on February 10, 2016 reporting sole power of The Vanguard Group, Inc. (“Vanguard”) to vote or direct the vote of 34,404 shares; shared power of Vanguard to vote or direct the vote of 2,700 shares, sole power of Vanguard to dispose or direct the disposition of 1,991,644 shares; and shared power of Vanguard to dispose or direct the disposition of 35,704 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 33,004 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 4,100 shares. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(6)	The information is reported based on a Schedule 13G filed with the SEC on February 9, 2016 reporting the beneficial ownership of Dimensional Fund Advisors LP (“Dimensional”) and the sole power to vote or direct the vote of 1,733,411 shares and sole power to dispose or direct the disposition of 1,819,478 shares. Dimensional is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. All securities reported in this schedule are owned by the funds advised by Dimensional. Dimensional disclaims beneficial ownership of such securities. The business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(7)	The information reported is based on a Schedule 13G filed with the SEC on February 16, 2016 reporting sole power of Fiduciary Management, Inc. (“FMI”) to vote or direct the vote of 1,440,869 shares and dispose or direct the disposition of 1,710,354 shares. Because FMI is a registered investment adviser, these shares are owned directly by various accounts managed by FMI. These accounts have the right to receive dividends from, and the proceeds from the sale of, the shares. The business address of FMI is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, WI 53202.

46	2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Principal Shareholder and Beneficial Ownership

(8)	Includes 604,840 shares issuable pursuant to exercisable options. Does not include 271,370 shares issuable pursuant to options granted by the Company that are not currently exercisable and will not become exercisable by November 29, 2016.
(9)	Includes 10,185 shares issuable pursuant to exercisable options. Does not include 8,748 shares underlying unvested restricted stock units that will not vest by November 29, 2016.
(10)	Includes 10,006 shares issuable pursuant to exercisable options. Does not include 6,319 shares underlying unvested restricted stock units that will not vest by November 29, 2016.
(11)	Includes 10,000 shares issuable pursuant to exercisable options which were granted by the Company. Does not include 10,236 shares underlying unvested restricted stock units that will not vest by November 29, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Our directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2016, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except that late Form 4s were filed by each of Messrs. Ellsworth (with respect to two non-market transactions), Lyons (with respect to four non-market transactions), and Mathis (with respect to one non-market transaction).

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	47

Other Business

The Board of Directors has no knowledge of any other matter to be submitted at the 2016 Annual Meeting. If any other matter shall properly come before the 2016 Annual Meeting, the persons named in this Proxy Statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

48	2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Shareholder Proposals

We must receive shareholder proposals intended to be presented at the 2017 Annual Meeting of Shareholders by June 21, 2017 for possible inclusion in the proxy materials relating to such meeting, in accordance with the SEC’s Rule 14a-8. However, if the date of the 2017 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2016 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and mail the proxy statement for the 2017 Annual Meeting.

Shareholders intending to present a proposal or to nominate a candidate for director for election at the 2017 Annual Meeting of Shareholders, but not to have the proposal or nomination considered for inclusion in the proxy materials for that meeting, must be eligible and give us advance written notice in accordance with our Bylaws.

Our Bylaws provide that such notice shall set forth in writing: (i) whether the shareholder is providing the notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Company or the matter the notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Company or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of any Interested Person with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the shareholder is a holder of record of stock of the Company that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act. The notice shall be updated not later than 10 days after the record date for the determination of shareholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date.

The deadline for shareholders to provide written notice of intent to make nominations for the election of directors at the 2017 Annual Meeting of Shareholders (but not for inclusion in the proxy materials relating to such meeting) will be no more than 120 days and no less than 90 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed.

If the notice relates to the nomination of directors it must also contain (i) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the Company if elected, and (iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Company may also require any proposed nominee to furnish such other information, including completion of the Company’s director’s questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Company. In addition to complying with the foregoing procedures, any shareholder recommending a director candidate must also comply with all applicable requirements of the Exchange Act, including the rules and regulations under such Act. In the event that the number of directors to be elected to the Board of Directors of the Company is increased and either all of the nominees for director or the size of

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	49

Shareholder Proposals

the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Our Nominating Committee will consider nominees recommended by shareholders that are properly brought before the Company. The proper procedures shareholders must follow to receive nominee consideration are outlined in this section. These nominees will be evaluated in the same manner as Board nominees as described in “Candidates for the Board” above.

For business proposals to be brought before an annual meeting by a shareholder, the shareholder must give timely notice to the Corporate Secretary and such other business must otherwise be a proper matter for shareholder action. Notice other than the nomination of directors must contain: (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by shareholders and (ii) a brief written statement of the reasons why such shareholder favors the proposal. The deadline for shareholders to provide written notice of their intent to bring a proposal (other than a nomination for the election of directors) at the 2017 Annual Meeting of Shareholders (but not for inclusion in the proxy materials relating to such meeting) is no more than 120 days and no less than 90 days prior to the first anniversary of the 2016 Annual Meeting. However, if the 2017 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered no more than 90 days and no less than 60 days prior to such Annual Meeting or the 10th day following the day on which we make a public announcement of the 2017 Annual Meeting. Assuming that the date of the 2017 Annual Meeting is not advanced or delayed in the manner described above, the required notice for the 2017 Annual Meeting would need to be provided to us not earlier than August 3, 2017 and not later than September 2, 2017.

To be in proper written form, a shareholder’s notice to the Corporate Secretary must set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of our common stock which are owned beneficially and of record by the shareholder and such beneficial owner and (iv) any material interest of the shareholder or such beneficial owner in such business.

50	2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, to any shareholder upon request submitted to the Company at the following address: ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, Attention: John J. Ellsworth, Corporate Secretary, or by calling (864) 286-4682. Any shareholder who wants to receive separate copies of our Annual Report on Form 10-K and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and telephone number.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which has been filed with the SEC, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written request to John J. Ellsworth, Corporate Secretary, ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.

2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	51

Appendix A

Our management emphasizes operating income and return on invested capital (“ROIC”) in evaluating and monitoring the Company’s financial condition and operating performance. Management uses ROIC, a non-GAAP measure, to assess its efficiency at allocating the capital under its control to generate returns. We compute ROIC as a percentage of the Company’s annual (or annualized) EBITDA (net income plus interest expense, income taxes, depreciation and amortization) divided by invested capital (defined as the sum of shareholder’s equity at the beginning of the period added to the sum of shareholder’s equity at the end of the period, divided by 2, plus the average daily interest bearing debt for the period).

We use ROIC as a performance measurement because we believe that this metric best balances the Company’s operating results with its asset and liability management. Capitalization decisions have no impact on ROIC. ROIC is easily computed, communicated and understood and is considered to have a strong correlation with shareholder value. The components of this calculation and reconciliation to our financial statements are shown, as follows:

Reconciliation of Net Income to EBITDA

	Fiscal Year Ended June 30,
	2016	2015
	(in thousands)
Net income (GAAP)	$63,619	$65,419
Plus: income taxes	32,391	34,487
Plus: interest expense	2,124	1,797
Plus: depreciation & amortization	17,154	11,997

EBITDA	115,288	113,700
Adjustments
Change in fair value of contingent consideration	1,294	2,667
Acquisition costs	863	3,254

Adjusted EBITDA (numerator for ROIC) (non-GAAP)	117,445	$119,621

Invested capital calculations

	Fiscal Year Ended June 30,
	2016	2015
	(in thousands)
Equity – beginning of the year	$808,985	$802,643
Equity – end of the year	774,496	808,985
Adjustments:
Change in fair value of contingent consideration, net of tax	977	1,842
Acquisition costs, net of tax	863	3,254

Average equity, adjusted	792,661	808,362
Average funded debt(1)	93,500	13,421

Investment capital (denominator)	886,161	821,783

Return on invested capital (ROIC)(2)	13.3%	14.6%
(1)	Average funded debt is calculated as the daily average amounts outstanding on our short-term and long-term interest-bearing debt.

(2)	We calculate ROIC as earnings before interest expense, income taxes, depreciation and amortization, plus change in fair value of contingent consideration and other non-GAAP adjustments (“adjusted EBITDA”), divided by invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

52	2016 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

6 Logue Court

Greenville, South Carolina 29615

ANNUAL MEETING OF SHAREHOLDERS

December 1, 2016 10:30 AM

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This undersigned shareholder of ScanSource, Inc., a South Carolina corporation (the “Company”), hereby appoints Michael L. Baur and John J. Ellsworth as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, no par value, of the Company held of record by the undersigned on October 5, 2016 at the Annual Meeting of the Shareholders of the Company to be held on December 1, 2016 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR, AND “FOR” PROPOSALS 2 AND 3, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THESE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

(Continued and to be signed on the reverse side)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice and Proxy Statement and Annual Report are available at

http://www.viewproxy.com/ScanSource/2016

Please mark your votes like this  ☒

The Board of Directors recommends you vote FOR the election of the nominees for director named below:

1. Election of Directors		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

		☐	☐	☐
01 Steven R. Fischer	04 Michael J. Grainger

02 Michael L. Baur	05 John P. Reilly

03 Peter C. Browning	06 Charles R. Whitchurch

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

CONTROL NUMBER

The Board of Directors recommends you vote FOR the following proposals:

2.	Advisory vote to approve ScanSource’s named executive officer compensation.

☐    FOR            ☐    AGAINST             ☐    ABSTAIN

3.	Ratification of the appointment of Grant Thornton LLP as ScanSource’s independent auditors for the fiscal year ending June 30, 2017.

☐    FOR             ☐    AGAINST            ☐    ABSTAIN

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 2016.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date:	, 2016

Signature

Signature (if held jointly)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet:	TELEPHONE Vote Your Proxy by Phone:	MAIL Vote Your Proxy by Mail:
Go to www.cesvote.com	Call 1 (888) 693-8683
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.